Exhibit 4.1

Execution Version

Deal CUSIP:  50025PAG5

Revolving Facility CUSIP:  50025PAH3

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of November 3, 2017

by and among

KOHL’S CORPORATION,
as Borrower,

THE LENDERS PARTY HERETO,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swing Line Lender and Issuing Bank

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

and

U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agents, Swing Line Lenders and Issuing Banks

CAPITAL ONE, N.A., GOLDMAN SACHS BANK USA,

MORGAN STANLEY SENIOR FUNDING, INC.

as Documentation Agents

____________________

$1,000,000,000

____________________

WELLS FARGO SECURITIES, LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, JPMORGAN CHASE BANK, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Bookrunners

Page

1.

DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1

1.1

Definitions

1

1.2

Principles of Construction and Accounting Terms

25

1.3

Exchange Rates; Currency Equivalents

26

1.4

Additional Alternative Currencies

27

2.

AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

27

2.1

Revolving Credit Loans

27

2.2

Notes; Maturity; Lending Office

28

2.3

Swing Line Loans

28

2.4

[Reserved]

30

2.5

Procedure for Borrowing

30

2.6

Competitive Bid Procedure

32

2.7

Termination, Reduction or Increases in Commitments

35

2.8

Prepayments

36

2.9

Use of Proceeds

37

2.10

Letter of Credit Sub Facility

37

2.11

Letter of Credit Participation and Funding Commitments

41

2.12

Absolute Obligation With Respect to Letter of Credit Payments

43

2.13

Payments

43

2.14

Extension of Revolving Credit Commitment Period

44

2.15

Defaulting Lenders

45

2.16

Cash Collateral

47

3.

INTEREST, FEES, YIELD PROTECTIONS, ETC

48

3.1

Interest Rate and Payment Dates

48

3.2

Fees

49

3.3

Conversions; Eurodollar Advances

50

3.4

Concerning Eurodollar Interest Periods and Swing Line Interest Periods

51

3.5

Indemnification for Loss

52

3.6

Capital Adequacy

52

3.7

Reimbursement for Increased Costs

53

3.8

Illegality of Funding

54

3.9

Inability to Determine Rates

54

3.10

Taxes; Net Payments

55

3.11

Substitution of Lenders

59

3.12

Additional Reserve Requirements

60

4.

REPRESENTATIONS AND WARRANTIES

60

4.1

Existence and Power

60

4.2

Authority and Execution

60

4.3

Binding Agreement

61

4.4

Litigation

61

-i-

(continued)

Page

4.5

Absence of Defaults; No Conflicting Agreements

61

4.6

Compliance with Applicable Laws

61

4.7

Governmental Regulations

61

4.8

Plans

62

4.9

Financial Statements

62

4.10

No Misrepresentation

62

4.11

OFAC and Sanctions

63

4.12

Anti-Corruption Laws

63

4.13

EEA Financial Institution

63

5.

CONDITIONS TO FIRST LOANS OR FIRST LETTER OF CREDIT

63

5.1

Evidence of Action

63

5.2

Notes

63

5.3

Absence of Litigation

64

5.4

Existing Bank Debt

64

5.5

Opinion of Counsel

64

5.6

Fees and Expenses

64

5.7

PATRIOT Act, etc

64

5.8

Other Documents

65

6.

CONDITIONS OF LENDING ALL LOANS AND LETTERS OF CREDIT

65

6.1

Compliance

65

6.2

Borrowing Request; Letter of Credit Request; Competitive Bid Request

65

7.

AFFIRMATIVE COVENANTS

66

7.1

Financial Statements and Information

66

7.2

Legal Existence

68

7.3

Insurance

68

7.4

Performance of Obligations

69

7.5

Condition of Property

69

7.6

Observance of Legal Requirements

69

7.7

Inspection of Property; Books and Records; Discussions

69

7.8

Debt Ratio

69

7.9

Anti-Corruption Laws

70

8.

NEGATIVE COVENANTS

70

8.1

Subsidiary Indebtedness

70

8.2

Liens

70

8.3

Merger, Consolidations, Acquisitions and Other Changes

71

8.4

Dispositions

72

8.5

[Reserved]

72

8.6

[Reserved]

72

8.7

Business Changes

72

-ii-

(continued)

Page

8.8

Transactions with Affiliates

72

8.9

Restrictive Agreements

73

8.10

Sanctions

73

8.11

Anti-Corruption Laws

73

9.

DEFAULT

73

9.1

Events of Default

73

9.2

Contract Remedies

75

10.

THE ADMINISTRATIVE AGENT

76

10.1

Appointment

76

10.2

Delegation of Duties

76

10.3

Exculpatory Provisions

77

10.4

Reliance by Administrative Agent

77

10.5

Notice of Default

78

10.6

Non Reliance on Administrative Agent and Other Lenders

78

10.7

Indemnification

79

10.8

Administrative Agent in Its Individual Capacity

79

10.9

Successor Administrative Agent

80

10.10

Other Agents

81

11.

OTHER PROVISIONS

81

11.1

Amendments and Waivers

81

11.2

Notices

82

11.3

No Waiver; Cumulative Remedies

84

11.4

Survival of Representations and Warranties and Certain Obligations

85

11.5

Lending Offices

85

11.6

Successors and Assigns

85

11.7

Indemnity

89

11.8

Limitation of Liability

90

11.9

Counterparts

91

11.10

Adjustments; Set off

91

11.11

Construction

92

11.12

Governing Law

92

11.13

Headings Descriptive

92

11.14

Severability

92

11.15

Integration

92

11.16

Consent to Jurisdiction

93

11.17

Service of Process

93

11.18

No Limitation on Service or Suit

93

11.19

WAIVER OF TRIAL BY JURY

93

11.20

Expenses

94

11.21

Treatment of Certain Information

95

-iii-

(continued)

Page

11.22

USA PATRIOT Act Notice

95

11.23

Judgment Currency

95

11.24

Electronic Execution of Assignments and Certain Other Documents

96

11.25

No Advisory or Fiduciary Responsibility

96

11.26

Acknowledgement and Consent to Bail-In of EEA Financial Institutions

97

EXHIBITS
Exhibit A	List of Revolving Credit Commitment Amounts
Exhibit B	Form of Note
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form of Letter of Credit Request
Exhibit D	Form of Notice of Conversion
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Revolving Credit Increase Supplement
Exhibit G	Form of Assignment and Assumption Agreement
Exhibit H	Form of Competitive Bid Request
Exhibit I	Form of Invitation to Bid
Exhibit J	Form of Competitive Bid
Exhibit K	Form of Competitive Bid Accept/Reject Letter
Exhibit L Exhibit M-1 Exhibit M-2 Exhibit M-3 Exhibit M-4	Form of Letters of Credit Reports Form of U.S. Tax Compliance Certificate Form of U.S. Tax Compliance Certificate Form of U.S. Tax Compliance Certificate Form of U.S. Tax Compliance Certificate

SCHEDULES
Schedule 1.1	Existing Letters of Credit
Schedule 4.4	List of Litigation
Schedule 4.8	List of Existing Pension Plans
Schedule 7.1	Borrower’s website
Schedule 8.2	List of Liens
Schedule 8.9	Existing Restrictions

-iv-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 3, 2017, by and among KOHL’S CORPORATION, a Wisconsin corporation (the “Borrower”), the lenders party hereto (together with their respective assigns, the “Lenders”, each a “Lender”), Bank of America, N.A., JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group, and U.S. Bank National Association, as syndication agents, Capital One, N.A., Goldman Sachs Bank USA, and Morgan Stanley Senior Funding, Inc., as documentation agents, Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group, and U.S. Bank National Association, as Swing Line Lenders and Issuing Banks, and Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS the parties hereto desire to amend and restate the Existing Bank Debt (as defined below), as follows:

1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.1 Definitions

As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

“ABR Advances”:  the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.  All ABR Advances shall be denominated in Dollars.

“Accountants”:  Ernst & Young LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower.

“Acquisition”:  with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any Operating Entity, or (iii) any Property of (A) any other Person or (B) any Operating Entity, in either case other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person or Operating Entity shall be deemed ordinary course of business.  For purposes of this definition, “control” shall mean the ownership of 50% or more of any class or type of the Capital Stock of any Person.

“Additional Issuing Bank”:  as defined in Section 2.10(f).

“Administrative Agent”:  as defined in the preamble.

“Administrative Agent’s Office”:  the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.2(c).

“Administrative Questionnaire”:  an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance”:  with respect to a Revolving Credit Loan, an ABR Advance or a Eurodollar Advance, as the case may be.

“Affected Advance”:  as defined in Section 3.9.

“Affected Lease”:  with respect to each Subsidiary of the Borrower, each lease by such Subsidiary (as lessee) of property, plant or equipment that is characterized or re-characterized as a Capital Lease.

“Affiliate”:  as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”:  the Arrangers and the Administrative Agent.

“Aggregate Credit Exposure”:  at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Credit Loans and Competitive Bid Loans of all Lenders, plus (ii) the outstanding principal balance of the Swing Line Loans, plus (iii) an amount equal to the Letter of Credit Exposure of all Lenders.

“Aggregate Revolving Credit Commitment Amount”:  at any time, the sum at such time of the Revolving Credit Commitment Amounts of all Lenders.

“Agreement”:  this Second Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate”: means for any day a rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect on such date or (c) the one-month Eurodollar Rate plus 1.00%; and if Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency”:  means the Canadian Dollar and each other currency (other than Dollars) that is approved in accordance with Section 1.4.

“Alternative Currency Equivalent”:  means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent, the Applicable Swing Line Lenders or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit”:  means an amount equal to Alternative Currency equivalent of $250,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitment Amount.

“Anti-Corruption Laws”:  all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption, or money-laundering, including without limitation, the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Debt”:  senior unsecured long term debt of the Borrower that is unsupported by any guarantee and is otherwise noncredit enhanced.

“Applicable Margin”:  (a) Subject to clauses (b) and (c) of this definition, (i) with respect to the unpaid principal balance of Eurodollar Advances, ABR Advances and the Letter of Credit Commissions, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below under the heading “Applicable Eurodollar and LC Margin” or “Applicable ABR Advance Margin,” as applicable, and adjacent to such Pricing Level, and (ii) with respect to the Facility Fee, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below under the heading “Facility Fee Margin” and adjacent to such Pricing Level:

Pricing Level	Applicable Eurodollar and LC Margin	Applicable ABR Advance Margin	Facility Fee Margin	All-in Drawn Pricing
Pricing Level I	0.910%	0.000%	0.090%	1.000%
Pricing Level II	1.015%	0.015%	0.110%	1.125%
Pricing Level III	1.100%	0.100%	0.150%	1.250%
Pricing Level IV	1.300%	0.300%	0.200%	1.500%
Pricing Level V	1.500%	0.500%	0.250%	1.750%

(b)

In the event that two Pricing Levels would be applicable at any one time but for this paragraph (b), then for purposes of determining the Applicable Margin, the higher of the two such Pricing Levels (Pricing Level I being the highest Pricing Level) shall be the applicable Pricing Level, provided that in the event such two Pricing Levels are separated by more than one Pricing Level, the Pricing Level that is one Pricing Level below the higher of such two Pricing Levels shall be the applicable Pricing Level.  Notwithstanding anything to the contrary contained herein, (1) in the event that neither S&P nor Moody’s shall rate the Applicable Debt, then from the date of such event until such date, if any, as the Borrower shall deliver to the Administrative Agent a notice pursuant to Section 7.1(h) that either S&P or Moody’s has issued a new rating for the Applicable Debt, Pricing Level V shall be the applicable Pricing Level, provided, that if Fitch has issued a rating for the Applicable Debt, the Borrower and the Administrative Agent shall negotiate in good faith to establish substantially similar Pricing Levels and (2) in the event that either S&P or Moody’s (but not both) shall not rate the Applicable Debt, then from the date of such event until such date, if any, as the Borrower shall deliver to the Administrative Agent a notice pursuant to Section 7.1(h) that such rating agency has issued a new rating for the Applicable Debt, then for purposes of determining the Applicable Margin, the Pricing Level that is one Pricing Level below the Pricing Level determined with respect to the other rating agency shall be the applicable Pricing Level, provided, that if Fitch has issued a rating for the Applicable Debt, and such rating is at least as high as the S&P or Moody’s rating (with the understanding that Fitch will be assumed to use an equivalent rating scale as S&P), then the S&P or Moody’s rating will apply and shall set the applicable Pricing Level.  Each determination of an applicable Pricing Level shall be based on the ratings (or lack thereof) by S&P, Moody’s and Fitch, if applicable, as of the close of business in New York City on such date of determination; and

(c)

Notwithstanding anything to the contrary contained in paragraph (b) above, (i) Pricing Level III shall be deemed to be the applicable Pricing Level in effect on the Effective Date, and (ii) thereafter, increases in the applicable Pricing Level (from lower to higher) shall become effective upon the delivery by the Borrower to the Administrative Agent of a notice pursuant to Section 7.1(h), and decreases in the applicable Pricing Level shall become effective on the effective date of any downgrade or withdrawal in the rating by Moody’s, S&P or Fitch, if applicable, of Applicable Debt.  Notwithstanding anything to the contrary contained herein, no increase in the applicable Pricing Level shall become effective upon the occurrence or during the continuance of any Event of Default.

“Applicable Swing Line Lender”: means, one of the Swing Line Lenders chosen by the Borrower for a specific Swing Line Loan.

“Applicable Time”: means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, the Applicable Swing Line Lender or applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund”:  with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Arrangers”:  WFS, MLPFS, JPMCB, MUFG and USB, each in its capacity as a Joint Lead Arranger and Bookrunner hereunder.

“Assignment and Assumption Agreement”:  an assignment and assumption agreement executed by an assignor and an assignee, substantially in the form of Exhibit G.

“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”:  with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European

Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BANA”:  Bank of America, N. A. and its successors.

“Borrowing Date”:  any Business Day on which (i) the Lenders make Revolving Credit Loans, (ii) a Lender makes a Competitive Bid Loan, (iii) a Swing Line Lender makes a Swing Line Loan, or (iv) an Issuing Bank Issues a Letter of Credit.

“Borrowing Request”:  a request for Revolving Credit Loans or a Swing Line Loan in the form of Exhibit C-1 or such other form as may be approved by the Administrative Agent, which shall be sent by electronic (i.e. .pdf) transmission (including e-mail or any other form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day”: means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York, with respect to obligations denominated in Dollars is located and:

(a)

if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any London Banking Day;

(b)

if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(c)

if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars in respect of a Eurodollar Rate Loan (including a Swing Line Loan denominated in currency other than Dollars) denominated in a currency other than Dollars, or any other dealings in any currency other than Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar”:  means the lawful currency of Canada.

“Capital Lease”:  a lease the obligations in respect of which are required to be capitalized by the lessee thereunder for financial reporting purposes in accordance with GAAP.

“Capital Stock”:  as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person’s equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

“Cash Collateralize”:  means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Banks or Applicable Swing Line Lenders, as the case may be, and the Lenders, as collateral for Letter of Credit Exposure, obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if an Issuing Bank or a Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or Applicable Swing Line Lender, as the case may be, “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CDOR Rate”:  means, the rate per annum, equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters Screen CDOR Page (or any applicable successor page or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period.  If the CDOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Change of Control”:  any one or more of the following events:  (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d 3 under the  Exchange Act) of Voting Shares entitled to exercise more than 50% of the total power of all outstanding Voting Shares of the Borrower (including any Voting Shares which are not then outstanding of which such person or group is deemed the beneficial owner), (ii) a change in the composition of the Managing Person of the Borrower shall have occurred in which the individuals who constituted the Managing Person of the Borrower at the beginning of the two year period immediately preceding such change (together with any other individual whose election by the Managing Person of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the members of such Managing Person then in office who either were members of such Managing Person at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Managing Person then in office, or (iii) KDS shall cease to be a wholly-owned Subsidiary of the Borrower, unless it has merged into the Borrower or into another wholly-owned Subsidiary of the Borrower.  For purposes of this definition, the term “Voting Shares” shall mean all outstanding shares of any class or classes (however designated) of Capital Stock of the Borrower entitled to vote generally in the election of members of the Managing Person thereof.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

“Commitment”:  a Revolving Credit Commitment or the Swing Line Commitment, as the case may be.

“Commitment Percentage”:  with respect to any Lender as of any date, the percentage (carried out to the ninth decimal place) as of such date equal to such Lender’s Revolving Credit Commitment Amount, subject to adjustment as provided in Section 2.15, divided by the Aggregate Revolving Credit Commitment Amount (or, if no Revolving Credit Commitments then exist, the percentage equal to such Lender’s Revolving Credit Commitment Amount on the last day upon which Revolving Credit Commitments did exist divided by the Aggregate Revolving Credit Commitment Amount as in effect on such day).

“Competitive Bid”:  an offer by a Lender to make a Competitive Bid Loan, substantially in the form of Exhibit J.

“Competitive Bid Accept/Reject Letter”:  a notification given by the Borrower pursuant to Section 2.6(d) substantially in the form of Exhibit K.

“Competitive Bid Loan”:  a loan made pursuant to Section 2.6.

“Competitive Bid Rate”:  with respect to any Competitive Bid made by a Lender pursuant to Section 2.6, the fixed rate of interest offered by such Lender in connection therewith.

“Competitive Bid Request”:  a request by the Borrower for Competitive Bids, substantially in the form of Exhibit H or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Competitive Interest Period”:  with respect to any Competitive Bid Loan, the period commencing on the Borrowing Date with respect to such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect to such Competitive Bid Loan, which date shall be neither earlier than seven days, nor later than 90 days, after the Borrowing Date with respect to such Competitive Bid Loan, provided, however, that in no event shall any Competitive Interest Period end after the Revolving Credit Maturity Date.  Interest shall accrue from and including the first day of a Competitive Interest Period to, but excluding, the last day of such Competitive Interest Period.

“Compliance Certificate”:  a certificate substantially in the form of Exhibit E.

“Consolidated”:  the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Contingent Obligation”:  with respect to any Person, (i) any agreement, written undertaking or contractual arrangement by which such Person assumes, guarantees, endorses (other than the endorsement of instruments for deposit or collection in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial or monetary obligation or financial or monetary liability of any other Person (excluding customary indemnification obligations arising from a purchase and sale agreement negotiated at arm’s length and typical for transactions of a similar nature), or agrees in writing to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person in writing against loss, including, without limitation, any operating agreement, take-or-pay contract or application for or reimbursement agreement with respect to a letter of credit (including any Letter of Credit), and (ii) any obligation in respect of the liabilities of any partnership in which such Person is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such Person and its separate Property.  The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Control Person”:  as defined in Section 3.6.

“Conversion Date”:  the date on which:  (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

“Credit Parties”:  the Administrative Agent, each Swing Line Lender, each Issuing Bank and each Lender.

“Debt Ratio”:  at any fiscal quarter end, the ratio of (x) Included Indebtedness as of such fiscal quarter end to (y) Consolidated EBITDAR for the period of four consecutive fiscal quarters ending as of such fiscal quarter.

“Debtor Relief Laws”:  the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”:  any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

“Defaulting Lender”:  means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, or the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Jurisdiction”:  means any country, territory, or region to the extent that such country, territory, or region itself is the subject of any Sanction.

“Disposition”:  with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (a) the Capital Stock of any other Person, (b) any business, going concern or division or segment thereof, or (c) any other Property of such Person, other than in the ordinary course of business.

“Documentation Agent”:  means each of Capital One, N.A., Goldman Sachs Bank USA, and Morgan Stanley Senior Funding, Inc.

“Dollars” and “$”:  lawful currency of the United States.

“Dollar Equivalent”:  means at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent, the Applicable Swing Line Lender or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EBITDAR”:  means, for any period, (A) an amount equal to net income for such period plus (a) the following to the extent deducted in calculating such net income:  (i) interest charges for such period, (ii) the provision for income taxes (foreign and domestic) for such period, (iii) depreciation and amortization expense, (iv) capital losses from the Disposition of fixed assets for such period and (v) other expenses reducing such net income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such net income:  (i) all non-cash items increasing net income for such period and (ii) capital gains from the Disposition of fixed assets for such period, plus (B) Rent during such period.

“EEA Financial Institution”:  (A) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (B) any entity established in an EEA Member Country which is a parent of an institution described in clause (A) of this definition or (C) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (A) or (B) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland Liechtenstein and Norway.

“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”:  November 3, 2017.

“Employee Benefit Plan”:  an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

“ERISA Affiliate”:  any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Eurodollar Advances”:  collectively, the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.  Eurodollar Advances may be denominated in Dollars or in an Alternative Currency.  All Revolving Credit Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.

“Eurodollar Interest Period”:  with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending seven days, or one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day and (ii) any Eurodollar Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month.  Eurodollar Interest Periods shall be subject to the provisions of Section 3.4.

“Eurodollar Rate”:  means (a) for any Interest Period with respect to a Eurodollar Advance (i) in the case of a Eurodollar Advance denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters Screen LIBOR01 Page (or any applicable successor page or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (ii) in the case of Eurodollar Advance denominated in Canadian Dollars, the rate per annum equal to the CDOR Rate; provided that if such rate is not available at such time for such term for any reason, the rate per annum determined by the Administrative Agent to be the discount rate (calculated on an annual basis and rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%, with 5/1,000 of 1% being rounded up) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) at which the Administrative Agent is then offering to purchase bankers’ acceptances accepted by it having an aggregate face amount equal to the aggregate face amount of, and with a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, having a term equivalent to the number of months closest to such Interest Period); and

(b)

for any interest calculation with respect to an ABR Advance on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined on the same date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”:  as defined in Section 9.1.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended.

“Excluded Receivables Indebtedness”:  as of any date, Indebtedness that is secured by Receivables of the Borrower or Subsidiaries of the Borrower (but no other Property of the Borrower or any Subsidiary thereof, other than Related Receivable Assets).

“Excluded Taxes”:  collectively, in the case of any Credit Party, (i) taxes imposed on the net income of such Credit Party by the jurisdiction in which such Credit Party has its situs of organization or in which such Credit Party’s lending office is located, (ii) taxes imposed on the net income of such Credit Party other than those taxes described in clause (i), except to the extent that such taxes would not have been incurred but for the situs of organization, any place of business or the activities of any Borrower, in the jurisdiction imposing the tax, (iii) taxes (other than withholding taxes) imposed on or measured by the gross income, gross receipts or capital of such Credit Party, except to the extent that such taxes would not have been incurred but for the situs of organization, any place of business or the activities of any Borrower, in the jurisdiction imposing the tax, (iv) in the case of a Lender, withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (v) any tax imposed on a transfer of a Note, (vi) any tax imposed as a result of the willful misconduct of such Credit Party or attributable to such Credit Party’s failure to comply with Section 3.10(b), and (vii) any United States federal withholding taxes imposed pursuant to FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with).

“Executive Order”:  as defined in Section 4.11.

“Existing Bank Debt”:  collectively, the indebtedness of the Borrower under the Amended and Restated Credit Agreement, dated as of July 1, 2015, among Kohl’s Corporation, the lenders party thereto, and Bank of America N.A., as Administrative Agent.

“Existing Pension Plans”:  as defined in Section 4.8.

“Facility Fee”:  as defined in Section 3.2(a).

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements that implement or modify any of the foregoing.

“Federal Funds Rate”:  for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement

“Financial Officer”:  the chief financial officer of the Borrower, or such other representative of the Borrower as shall be satisfactory to the Administrative Agent.

“Financial Statements”:  as defined in Section 4.9.

“Fitch”:  Fitch Ratings Ltd., or any successor thereto.

“Foreign Lender”:  any Credit Party that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure”:  means at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s Letter of Credit Exposure other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to a Swing Line Lender, such Defaulting Lender’s Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fronting Fee”:  as defined in Section 3.2(c).

“GAAP”:  generally accepted accounting principles as in effect from time to time in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority”:  means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“HIPAA”:  The Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect, including, without limitation, the Health Information Technology for Economic and Clinical Health Act of 2009, as may be amended, and any applicable regulations thereunder.

“Impermissible Qualification”:  relative to any opinion by the Accountants as to any financial statement delivered pursuant hereto, any qualification or exception to such opinion:   (a) which is of a “going concern” or a similar nature with respect to the Borrower or any Significant Subsidiary, (b) which relates to the limited scope of examination of matters relevant to such financial statement (other than scope limitations included in the standard form of opinion utilized by the Accountants or with respect to Persons other than the Borrower or such Significant Subsidiary), or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.8.

“Included Indebtedness”:  as of any fiscal quarter end, (1) all items which constitute, without duplication, Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis, other than (a) Indebtedness within the meaning of clause (v) of such defined term, and (b) Indebtedness within the meaning of clauses (ix) and (x) of such defined term solely in respect of Indebtedness referred to in clause (a) above, minus (2) any unamortized debt discount of the Borrower and its Subsidiaries on a Consolidated basis to the extent not otherwise taken into consideration in the determination of Indebtedness under clause (1) above, plus (3) an amount equal to the product of eight (8) multiplied by Rent for the four consecutive fiscal quarters then ended.

“Included Taxes”: all Taxes other than Excluded Taxes.

“Income Tax”:  as to any Person, an income tax or franchise tax imposed on all or part of the net income or net profits of such Person (including any interest, fees, or penalties for late payment of such an income tax or franchise tax) imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof:  (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person’s principal office is located, or (iv) in the case of any Credit Party, any jurisdiction in which such Credit Party is deemed to be doing business.

“Indebtedness”:  as to any Person, at a particular time, all items (other than any indebtedness or obligations of such Person to the extent owed only to (A) any Subsidiary of such Person, or (B) any other Person (or any Subsidiary thereof) of which such Person is a Subsidiary) which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business, provided that some or all of the purchase price is deferred for more than 120 days from the date such Person accepts the Property), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment thereof, (vi) obligations under Capital Leases to the extent such obligations would be required to be capitalized on the balance sheet of such Person in accordance with GAAP, (vii) obligations under Swap Contracts, (viii) all obligations of such Person in respect of Capital Stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part, (ix) Contingent Obligations of such Person in respect of any of the foregoing, and (x) all obligations of any other Person in respect of any of the foregoing that are secured by (or for which any obligee of any such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned or acquired by such Person whether or not the obligation secured thereby has been assumed.

“Indemnified Liabilities”:  as defined in Section 11.20.

“Indemnified Party”:  as defined in Section 11.7.

“Interest Payment Date”:  (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the date on which the outstanding principal balance of such Swing Line Loan shall become due and payable, and the Revolving Credit Maturity Date, (iii) as to any Eurodollar Advance as to which the Borrower has selected a Eurodollar Interest Period of seven days, or one, two or three months, the last day of such Eurodollar Interest Period, (iv) as to any Eurodollar Advance as to which the Borrower has selected a Eurodollar Interest Period of six months, the last day of each three month interval occurring during such Eurodollar Interest Period and the last day of such Eurodollar Interest Period, (v) as to any Competitive Bid Loan, the last day of the Competitive Interest Period with respect thereto, and (vi) as to all Advances and all Competitive Bid Loans, the Revolving Credit Maturity Date.

“Interest Period”:  a Eurodollar Interest Period, a Competitive Interest Period or a Swing Line Interest Period, as the case may be.

“Invitation to Bid”:  an invitation to make Competitive Bids in the form of Exhibit I.

“ISP”:  means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issue”:  with respect to any Letter of Credit, the issuance, amendment, extension or renewal thereof.  “Issuance” and “Issued” shall have a correlative meaning.

“Issuing Banks”:  Wells Fargo, BANA (which may include any Subsidiary or an Affiliate of BANA), JPMCB, MUFG, USB and each Additional Issuing Bank.

“JPMCB”:  JPMorgan Chase Bank, N.A. and its successors.

“KDS”:  Kohl’s Department Stores, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

“L/C Advance”:  with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing”:  an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as an ABR Advance.  All L/C Borrowings shall be denominated in Dollars.

“L/C Disbursement”:  a payment made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Obligations”:  means as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.10(e).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” and “Lenders”:  as defined in the preamble.

“Letter of Credit”:  a New Letter of Credit or any letter of credit listed in Schedule 1.1, as the case may be.  Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Commissions”:  as defined in Section 3.2(b).

“Letter of Credit Commitment”:  the commitment of the Issuing Banks to Issue Letters of Credit having an aggregate outstanding face amount up to the Letter of Credit Commitment Amount, and the commitment of the Lenders to participate in the Letter of Credit Exposure as set forth in Section 2.11.

“Letter of Credit Commitment Amount”:  $300,000,000.

“Letter of Credit Expiration Date”:  means the day that is seven days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Exposure”:  as of any date and in respect of any Lender, an amount equal to (i) the sum as of such date, without duplication, of (x) the aggregate amount (determined in accordance with Section 2.10(e)) of all outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations (after giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations), multiplied by (ii) such Lender’s Commitment Percentage.

“Letter of Credit Request”:  a request for the Issuance of a Letter of Credit in the form of Exhibit C-2.

“Lien”:  any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Loan”:  a Revolving Credit Loan, a Competitive Bid Loan, or a Swing Line Loan, as the case may be.

“Loan Documents”:  collectively, this Agreement, the Notes and the Reimbursement Agreements.

“Loans”:  the Revolving Credit Loans, the Competitive Bid Loans and/or the Swing Line Loans, as the case may be.

“London Banking Day”:  means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Managing Person”:  with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

“Margin Stock”:  any “margin stock”, as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

“Material Adverse Change”:  a material adverse change in the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole.

“Material Adverse Effect”:  a material adverse effect on (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform any of its payment obligations or other material obligations under the Loan Documents.

“Material Obligations”:  as of any date, (a) Indebtedness (other than Indebtedness under the Loan Documents and Indebtedness in respect of Capital Leases) of the Borrower or its Subsidiaries in an aggregate principal amount exceeding $75,000,000, or (b) obligations under leases in respect of interests in real property (whether operating leases or Capital Leases) of the Borrower or its Subsidiaries in an aggregate principal amount exceeding $75,000,000.  For purposes of determining Material Obligations, the “principal amount” of Indebtedness and such other obligations at such date shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary, as applicable, would be required to pay if such Indebtedness and such obligations became due and payable on such date.

“MLPFS”:  Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement)  and its successors and Affiliates.

“Moody’s”:  Moody’s Investors Service, Inc., or any successor thereto.

“MUFG”:  The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group, and its successors.

“Multiemployer Plan”:  a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negotiated Rate”:  with respect to each Swing Line Loan, the rate per annum agreed to by the Borrower and a Swing Line Lender (such rate not to exceed the Alternate Base Rate plus the Applicable Margin for Dollar denominated Loans only) in accordance with Section 2.5(b) as the interest rate that such Swing Line Loan shall bear.

“Net Worth”:  as of any fiscal quarter end, the excess if any of total assets over total liabilities, in each case determined on a Consolidated basis.

“New Letter of Credit”:  as defined in Section 2.10.

“Note” and “Notes”:  as defined in Section 2.2.

“Notice of Conversion”:  a notice substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“OFAC”:  means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Entity”:  any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

“Organizational Documents”:  as to any Person which is (i) a corporation, the certificate or articles of incorporation and bylaws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.11).

“Participant”:  as defined in Section 11.6(d).

“Participant Register”:  as defined in Section 11.6(d).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

“Pension Act”:  means the Pension Protection Act of 2006.

“Pension Funding Rules”:  the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Section 302, 303, 304, and 305 of ERISA.

“Pension Plan”:  at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), that is subject to the Pension Funding Rules, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

“Person”:  any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of “ERISA Affiliate”, a trade or business.

“Platform”:  as defined in Section 7.1(i).

“Pricing Level”:  at any time, Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, or Pricing Level V as applicable at such time.

“Pricing Level I”:  any time when Applicable Debt is rated A- or higher by S&P or A3 or higher by Moody’s.

“Pricing Level II”:  any time when Applicable Debt is rated BBB+ by S&P or Baa1 by Moody’s.

“Pricing Level III”:  any time when Applicable Debt is rated BBB by S&P or Baa2 by Moody’s.

“Pricing Level IV”:  any time when Applicable Debt is rated BBB- by S&P or Baa3 by Moody’s.

“Pricing Level V”:  any time when the Applicable Debt is rated BB+ or lower by S&P or Ba1 or lower by Moody’s.

“Prime Rate”:  means at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Prior Quarter End”:  with respect to each change after the date hereof in the fiscal year of the Borrower, the fiscal quarter end of the Borrower that occurred immediately before the effective date of such change.

“Prohibited Transaction”:  a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

“Property”:  all types of real, personal, tangible, intangible or mixed property.

“Proposed Lender”:  as defined in Section 2.7(c).

“Receivables”:  with respect to any Person as at any date of determination, the aggregate unpaid principal portion of the obligations of one or more of the customers of such Person to pay money to such Person, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Person, plus any finance charges, late fees or other similar charges receivable by such Person with respect thereto.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Register”:  as defined in Section 11.6(c).

“Regulatory Change”:  means the occurrence, after the Effective Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Agreement”:  as defined in Section 2.10(b).

“Reimbursement Obligation”:  the obligation of the Borrower to reimburse any Issuing Bank for amounts drawn under a Letter of Credit.

“Related Parties”:  with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (as it relates to this Agreement) of such Person and such Person’s Affiliates.

“Related Receivable Assets”:  with respect to the retail accounts receivable of any Person, other Property of such Person upon which Liens are customarily granted in connection with the financing or securitization of such retail accounts receivable.

“Rent”:  with respect to any period, Consolidated rent expense of the Borrower and its Subsidiaries under all leases (other than Capital Leases) of real or personal property in accordance with GAAP, but shall be exclusive of any amounts, determined on a Consolidated basis, required to be paid by the Borrower or any such Subsidiary under such leases (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

“Reportable Event”:  with respect to any Pension Plan, (i) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA or the regulations thereunder, (ii) any amendment that would be prohibited under Section 436(c) of the Code, or (iii) any failure to make any payment required by the Pension Funding Rules.

“Required Lenders”:  (i) except as otherwise provided in clause (ii) of this defined term, Lenders having Revolving Credit Commitment Amounts greater than or equal to 51% of the Aggregate Revolving Credit Commitment Amount, and (ii) at any time after the Revolving Credit Commitment Period that there is any Aggregate Credit Exposure, Lenders having a pro rata share thereof which is greater than or equal to 51% of the Aggregate Credit Exposure; provided, that the Commitments of, and the portion of the total outstanding Loans held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer”: means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.1, the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Revaluation Date”:  means (a) with respect to any Loan, each of the following:  (i) each date when the Lenders make a Loan in an Alternative Currency, (ii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require, and (iii) each date of a continuation of Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 3.3; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an Issuing Bank under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or an Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Credit Commitment”:  in respect of any Lender, such Lender’s undertaking during the Revolving Credit Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Revolving Credit Commitment Amount of such Lender.

“Revolving Credit Commitment Amount”:  as of any date and with respect to any Lender, an amount equal to (i) the sum set forth adjacent to its name under the heading “Revolving Credit Commitment Amount” in Exhibit A, if any, plus (ii) the amount of any increase in such Lender’s “Revolving Credit Commitment Amount” pursuant to Section 2.7(c), plus (iii) the “Revolving Credit Commitment Amount” which such Lender shall have assumed from another Lender in accordance with Section 11.6 on or prior to such date, minus (iv) the “Revolving Credit Commitment Amount” which such Lender shall have assigned to another Person in accordance with Section 11.6 on or prior to such date; as such amount may be reduced from time to time pursuant to Section 2.7(a).

“Revolving Credit Commitment Period”:  the period from the Effective Date to but excluding the earlier to occur of the Revolving Credit Maturity Date and such other date upon which the Revolving Credit Commitments shall be terminated (or the Aggregate Revolving Credit Commitment Amount shall be reduced to zero).

“Revolving Credit Exposure”:  with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender’s Revolving Credit Loans, (ii) such Lender’s Swing Line Exposure, and (iii) such Lender’s Letter of Credit Exposure.

“Revolving Credit Increase Supplement”:  as defined in Section 2.7(c).

“Revolving Credit Loan” and “Revolving Credit Loans”:  as defined in Section 2.1.

“Revolving Credit Maturity Date”:  November 3, 2022, as the same may be extended from time to time in accordance with Section 2.14(a).

“Sanction(s)”: means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Sanctioned Person”:  at any time, (A) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, (B) any Person located, organized or resident in a Designated Jurisdiction, including any agency of such Designated Jurisdiction or (C) any Person owned or controlled by any such Person or Persons described in clauses (A) or (B).

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

“SEC”:  the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

“Significant Subsidiary”:  each “Significant Subsidiary” of the Borrower within the meaning of Regulation S-X of the SEC as in effect from time to time.

“Special Counsel”:  Robinson, Bradshaw & Hinson, P.A.,  or such other counsel selected by the Administrative Agent as, special counsel to the Administrative Agent in connection with the Loan Documents.

“Spot Rate”:  for a currency means the rate determined by the Administrative Agent, Applicable Swing Line Lender or applicable Issuing Bank, as the case may be, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, such Swing Line Lender or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent, such Swing Line Lender or such Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such Swing Line Lender and such Issuing bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Swing Line Loan or Letter of Credit, respectively, denominated in an Alternative Currency.

“Standby Letters of Credit”:  as defined in Section 2.10(a).

“Standby Letter of Credit Commitment Amount”:  $250,000,000.

“Standby Letter of Credit Exposure”:  as of any date and in respect of any Lender, an amount equal to (i) the sum as of such date, without duplication, of (x) the aggregate amount (determined in accordance with Section 2.10(e)) of all outstanding Standby Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Standby Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations in connection with Standby Letters of Credit (after giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations), multiplied by (ii) such Lender’s Commitment Percentage.

“Subsidiary”:  as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Managing Person thereof, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

“Substitute Lender”:  as defined in Section 3.11.

“Swap Contract”: means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swing Line Commitment”:  the undertaking of a Swing Line Lender to make Swing Line Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount for all Swing Line Lenders not in excess of the Swing Line Commitment Amount.

“Swing Line Commitment Amount”:  $100,000,000, inclusive of Swing Line Sublimit Commitment Amount.

“Swing Line Exposure”:  at any time, in respect of any Lender, an amount equal to the aggregate outstanding principal amount of the Swing Line Loans at such time multiplied by such Lender’s Commitment Percentage at such time.

“Swing Line Interest Period”:  subject to the provisions of Section 3.4, with respect to any Swing Line Loan requested by the Borrower, the period commencing on the Borrowing Date with respect to such Swing Line Loan and ending not in excess of ten days thereafter, as selected by the Borrower in its irrevocable Borrowing Request, provided, however, that (i) if any Swing Line Interest Period would otherwise end on a day that is not a Business Day, such Swing Line Interest Period shall be extended to the next succeeding Business Day, and (ii) the Borrower shall select Swing Line Interest Periods so as not to have more than three different Swing Line Interest Periods outstanding at any one time for all Swing Line Loans.

“Swing Line Lenders”:  Wells Fargo, BANA, JPMCB, MUFG and USB.

“Swing Line Loan” and “Swing Line Loans”:  as defined in Section 2.3(a).

“Swing Line Sublimit Commitment Amount”:  Alternative Currency equivalent of $50,000,000.

“Syndication Agents”:  BANA, JPMCB, MUFG and USB.

“Tangible Net Worth”:  as of any date, the following determined on a Consolidated basis as of the fiscal quarter end occurring on such date (or, if such date shall not be a fiscal quarter end, as of the fiscal quarter end immediately preceding such date):  (a) Net Worth minus (b) intangible assets of the Borrower and its Subsidiaries on a Consolidated basis, consisting of goodwill, patents, trademarks, service marks, trade names, copyrights, organizational or developmental expenses, and similar categories of assets that may arise in the future.

“Tax”:  any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Termination Event”:  with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

“Trade Letters of Credit”:  as defined in Section 2.10(a).

“United States”:  the United States of America.

“USB”:  U.S. Bank National Association and its successors.

“Wells Fargo”:  Wells Fargo Bank, National Association and its successors.

“WFS”:  Wells Fargo Securities, LLC and its successors.

“Withholding Agent” means each of the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers”:  with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Principles of Construction and Accounting Terms

(a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto to the extent not otherwise provided therein.

(b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.  Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Agreement shall be consistent with the Borrower’s financial statements required to be delivered hereunder.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement and (i) the Borrower notifies the Administrative Agent that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of GAAP in effect immediately after such change becomes effective or (ii) Required Lenders so object, then the Borrower’s compliance with such ratio or requirement shall be determined on the basis of GAAP in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or Required Lenders, as the case may be, or the Borrower and Required Lenders otherwise agree.  Notwithstanding the foregoing, (A) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (B) leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto (including, but not limited to, ASU No. 2016-02), unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

(e) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

(f) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(g) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

1.3 Exchange Rates; Currency Equivalents

(a) The Administrative Agent, a Swing Line Lender or an Issuing Bank, as the case may be, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Aggregate Credit Exposure denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, Applicable Swing Line Lender or applicable Issuing Bank, as the case may be.

(b) Wherever in this Agreement in connection with a Revolving Credit Loan, conversion, continuation or prepayment of a Eurodollar Advance or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Credit Loan, Eurodollar Advance or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, Applicable Swing Line Lender or applicable Issuing Bank, as the case may be.

1.4 Additional Alternative Currencies

(a) The Borrower may from time to time request that Eurodollar Advances be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurodollar Advances, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and applicable Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Borrowing Date (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its sole discretion).  In the case of any such request pertaining to Eurodollar Advances, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Bank thereof.  Each Lender (in the case of any such request pertaining to Eurodollar Advances) or Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Advances or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified herein shall be deemed to be a refusal by such Lender or Issuing Bank, as the case may be, to permit Eurodollar Advances to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making Eurodollar Advances in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Credit Loans of Eurodollar Advances; and if the Administrative Agent and such Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.4, the Administrative Agent shall promptly so notify the Borrower.

2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

2.1 Revolving Credit Loans

Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a “Revolving Credit Loan” and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the “Revolving Credit Loans”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time during the Revolving Credit Commitment

Period, provided that immediately after giving effect thereto (i) such Lender’s Revolving Credit Exposure would not exceed such Lender’s Revolving Credit Commitment Amount, (ii) the Aggregate Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount, and (iii) the Aggregate Credit Exposure denominated in Alternative Currencies shall not exceed the Alternative Currencies Sublimit.  During the Revolving Credit Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Credit Commitments, all in accordance with the terms and conditions of this Agreement.  Subject to the provisions of Sections 2.5 and 3.3, at the option of the Borrower, Revolving Credit Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof.

2.2 Notes; Maturity; Lending Office

If requested by a Lender, the Revolving Credit Loans, the Competitive Bid Loans and the Swing Line Loans made by such Lender shall be evidenced by a promissory note made by the Borrower, substantially in the form of Exhibit B, payable to the order of such Lender, and dated the Effective Date (each, as indorsed or modified from time to time, a “Note” and, collectively with the Notes of all other Lenders, the “Notes”).  The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Revolving Credit Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.  The Borrower shall repay to the applicable Swing Line Lender (or, to the extent required by Section 2.3(c), to the Administrative Agent for the account of the Lenders) each Swing Line Loan made by such Swing Line Lender on the earlier to occur of (a) the last day of the Swing Line Interest Period applicable thereto, (b) the Business Day immediately preceding the Revolving Credit Maturity Date, and (c) the date on which the Swing Line Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise.  The Borrower shall repay to the Administrative Agent for the account of the respective Lender the then unpaid principal amount of each Competitive Bid Loan of such Lender on the earlier to occur of (i) the last day of the Competitive Interest Period applicable thereto and (ii) the Business Day immediately preceding the Revolving Credit Maturity Date.  Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Loan shall be deemed to be directly extended by such Lender.

2.3 Swing Line Loans

(a) Subject to the terms and conditions of this Agreement, and further subject to the agreement of each Swing Line Lender and the Borrower with respect to the Negotiated Rate to be applied, such Swing Line Lender agrees to make swing line loans (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time on any Business Day during the Revolving Credit Commitment Period (but excluding the ten consecutive Business Days immediately preceding the Revolving Credit Maturity Date), provided that immediately after making each Swing Line Loan, (i) the aggregate unpaid balance of the Swing Line Loans would not exceed either the Swing Line Commitment Amount or Swing Line Sublimit Commitment Amount, (ii) the Aggregate Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount, (iii) the Aggregate Credit Exposure

denominated in Alternative Currency would not exceed the Alternative Currency Sublimit and (iv) except to the extent otherwise agreed by a Swing Line Lender in its sole discretion and solely as to itself, at no time shall the aggregate Swing Line Loans made by a Swing Line Lender exceed 20% of the Swing Line Commitment Amount.  During the foregoing period, the Borrower may borrow, prepay in whole or in part and reborrow under the Swing Line Commitment, all in accordance with the terms and conditions of this Agreement.

(b) A Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender is a Defaulting Lender unless arrangements to eliminate such Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loan shall have been made for the benefit of such Swing Line Lender and such arrangements are satisfactory to such Swing Line Lender.  A Swing Line Lender shall not make a Swing Line Loan if, no later than one Business Day prior to the Borrowing Date with respect to such Swing Line Loan, it shall have received written notice from any Credit Party that the conditions set forth in Section 6 with respect thereto have not been satisfied.

(c) A Swing Line Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. on any Business Day notify the Administrative Agent that such Swing Line Lender is requesting that each Lender, and the Administrative Agent may (with the consent of Required Lenders) or shall (at the request of Required Lenders) by written notice given to such Swing Line Lender not later than 10:00 a.m. on any Business Day require that each Lender, at the option of such Swing Line Lender or the Administrative Agent, as the case may be, (i) make a Revolving Credit Loan in an amount equal to its Commitment Percentage of the outstanding principal balance of, and accrued and unpaid interest on, the Swing Line Loans, or (ii) purchase, unconditionally and irrevocably, without recourse or warranty, an undivided participating interest in the outstanding principal balance of, and accrued and unpaid interest on, the Swing Line Loans in an amount equal to its Commitment Percentage thereof.  In case the Swing Line Lender, providing such written notice, made the Swing Line Loan denominated in an Alternative Currency, such Swing Line Lender shall be receiving requested funds from each Lender, in such Alternative Currency, unless such Swing Line Lender (at its option) shall have specified in a notice given pursuant to this Section 2.3 that it will require reimbursement in Dollars.  In either such case (i) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender’s Revolving Credit Loan or participation interest, as the case may be, and (ii) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Revolving Credit Loan required to be made by it, or purchase the participation required to be purchased by it, under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) in the event that such Lender receives such notice prior to 12:00 noon on any Business Day, by no later than 3:00 p.m. on such Business Day, or (B) in the event that such Lender receives such notice at or after 12:00 noon on any Business Day, by no later than 1:00 p.m. on the immediately succeeding Business Day.  Any Loans made pursuant to this paragraph (c) shall, for all purposes hereof, be deemed to be Revolving Credit Loans referred to in Section 2.1 and made pursuant to Section 2.5, and the Lenders’ obligations to make such Loans shall be absolute and unconditional.  The Administrative Agent will make such Loans, or the amount of such participations, as the case may be, available to the Applicable Swing Line Lender by promptly crediting or otherwise transferring the amounts so received, in like funds and in like currency, to such Swing Line Lender.  Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this Section 2.3 that are subsequently rescinded or avoided, or must otherwise be restored or returned.  Such liabilities shall be absolute and unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

(d) Each Lender shall indemnify and hold harmless the Administrative Agent and each Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying the Administrative Agent any amount such Lender is required to pay in accordance with this Section 2.3 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or a Swing Line Lender, as the case may be, to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent or such Swing Line Lender, as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision), and such Lender shall be required to pay interest to the Administrative Agent for the account of such Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to (i) from the date such amount was due until the third day therefrom, the Federal Funds Rate, and (ii) thereafter, the Federal Funds Rate plus 2%, payable upon demand by such Swing Line Lender.  The Administrative Agent shall distribute such interest payments to such Swing Line Lender upon receipt thereof in like funds as received.

(e) Whenever the Administrative Agent is reimbursed by the Borrower, for the account of a Swing Line Lender, for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section, the Administrative Agent will promptly pay over such payment to such Lender.

2.4 [Reserved]

2.5 Procedure for Borrowing

(a) Revolving Credit Loans.  The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall notify the Administrative Agent, which notice may be given by: (A) telephone or (B) a Borrowing Request; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Borrowing Request.  Each such Borrowing Request shall be irrevocable and must be received by the Administrative Agent not later than 12:00 noon, three Business Days (or four Business Days in the case of Alternative Currencies) prior to the requested Borrowing Date, in the case of Eurodollar Advances, and 12:00 noon on the requested Borrowing Date, in the case of ABR Advances, specifying (A) the aggregate principal amount to be borrowed under the Revolving Credit Commitments, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof, (D) if the borrowing is to consist of one or more Eurodollar Advances, the amount of, and the length of the Interest Period for, each such Eurodollar Advance, and (E) the currency of the Revolving Credit Commitments to be borrowed in (if the Borrower fails to specify a currency in Borrowing Request, then the Revolving Credit Commitments so requested shall be made in Dollars).  Each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof or, if less, the unused portion of the Aggregate Revolving Credit Commitment Amount.

(b) Swing Line Loans.  The Borrower may borrow under the Swing Line Commitment pursuant to Section 2.3, provided that the Borrower shall notify the Administrative Agent and a Swing Line Lender, which notice may be given by: (A) telephone or (B) a Borrowing Request; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent and a Swing Line Lender of a Borrowing Request.  Each such Borrowing Request shall be irrevocable and must be received by no later than 3:00 p.m. on the requested Borrowing Date (or, (x) with respect to Alternative Currency denominated Swing Line Loans, no later than 3:00 p.m. on the Business Day immediately preceding the requested Borrowing Date, and (y) with respect to a Borrowing Request submitted to MUFG as Swing Line Lender, 8.00 a.m. on the Business Day immediately preceding the requested Borrowing Date), specifying (i) the currency and aggregate principal amount to be borrowed under the Swing Line Commitment, (ii) the requested Borrowing Date, and (iii) the amount of, and the length of the Swing Line Interest Period for, each Swing Line Loan, provided, however, that no such Swing Line Interest Period shall end after the fifth Business Day prior to the Revolving Credit Maturity Date.  Such Swing Line Lender will then, subject to its agreement with the Borrower on the Negotiated Rate to be applied thereto, make the requested amount available promptly on the requested Borrowing Date, to the Administrative Agent who, thereupon, will promptly make such amount available to the Borrower at the Administrative Agent’s Office by crediting the account of the Borrower at such office.  Each borrowing of Swing Line Loans shall be in an aggregate principal amount equal to $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof or, if less, the unused portion of the Swing Line Commitment Amount.

(c) Funding of Revolving Credit Loans.  Upon receipt of each Borrowing Request requesting Revolving Credit Loans, the Administrative Agent shall promptly notify each Lender of the amount (and currency) thereof.  Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of the requested Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Office not later than 2:00 p.m., on the relevant Borrowing Date requested by the Borrower, in immediately available funds denominated in the applicable currency to the Administrative Agent’s Office.  The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to Section 5.2, be promptly made available on such date to the Borrower by the Administrative Agent at the Administrative Agent’s Office by crediting the account of the Borrower at such office or elsewhere as the Borrower may from time to time instruct the Administrative Agent in writing, provided that Revolving Credit Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.11(b) shall be remitted by the Administrative Agent to the relevant Issuing Bank, provided further that Revolving Credit Loans made to finance the repayment of a Swing Line

Loan as provided in Section 2.3(c) shall be remitted by the Administrative Agent to Applicable Swing Line Lender.

(d) Failure to Fund.  Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by facsimile or other writing) that such Lender will not make available to the Administrative Agent such Lender’s Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made the same available to the Administrative Agent on the Borrowing Date in accordance with this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount.  If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Loans available to the Administrative Agent (in which event such Lender shall be deemed to be a Defaulting Lender (after giving effect to any applicable grace period contained in such defined term)), such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate payable by the Borrower in respect of such Loans as set forth in Section 3.1, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment and the Federal Funds Rate plus 2% thereafter until the date such payment is received by the Administrative Agent.  Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender.  If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

2.6 Competitive Bid Procedure

(a) The Borrower may, at any time and from time to time during the Revolving Credit Commitment Period, provided that no Event of Default shall have occurred and then be continuing, request Competitive Bids by delivering by hand or telecopy to the Administrative Agent a duly completed Competitive Bid Request.  A request for Competitive Bids that does not conform substantially to the format of Exhibit H may be rejected in the Administrative Agent’s sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.  Each Competitive Bid Request shall specify (i) the aggregate amount of Competitive Bid Loans upon which the Borrower desires Competitive Bids under this Section 2.6, which amount shall not be in excess of (X) the Aggregate Revolving Credit Commitment Amount on such date, less (Y) the Aggregate Credit Exposure on such date, (ii) a proposed Borrowing Date for such Competitive Bid Loans, which date shall not be earlier than one Business Day after the date of delivery to the Administrative Agent of such Competitive Bid Request, provided that any Competitive Bid Request delivered to the Administrative Agent after 11:00 a.m., on any Business Day shall be deemed to have been given on the immediately succeeding Business Day, (iii) the proposed Competitive Interest Period(s) requested, provided that the number of different Competitive Interest Periods requested in a single Competitive Bid Request shall not exceed three, and (iv) in the event that more than one Competitive Interest

Period shall have been so requested, the amount of the requested Competitive Bid Loan (in no event less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) in respect of each such Competitive Interest Period.  Promptly after its receipt of each Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall send to each Lender an Invitation to Bid, appropriately completed by the Administrative Agent with reference to such Competitive Bid Request.

(b) Each Lender may, in its sole and absolute discretion, make one or more Competitive Bids to the Borrower in response to each Invitation to Bid.  Each Competitive Bid by a Lender must be received by the Administrative Agent not later than 10:00 a.m., on such proposed Borrowing Date.  Competitive Bids that do not conform substantially to the format of Exhibit J may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable.  Each Competitive Bid shall be irrevocable and, with respect to each Competitive Interest Period requested by the Borrower, shall specify (i) the Competitive Interest Period offered by such Lender, and (ii) with respect to each such Competitive Interest Period offered by such Lender, the Competitive Bid Rate and the amount (which amount (A) shall not be less than $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and (B) shall not exceed the Competitive Bid Loan requested by the Borrower in respect of such Competitive Interest Period) of the Competitive Bid Loan with respect thereto.  If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy not later than 10:00 a.m., on such proposed Borrowing Date therefor, provided, however, that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan in connection with the relevant Competitive Bid Request.

(c) With respect to each Invitation to Bid sent to the Lenders, the Administrative Agent shall (i) promptly notify the Borrower by telecopy of the amount of each Competitive Bid Loan offered thereby, and the Competitive Interest Period and Competitive Bid Rate applicable thereto, and the identity of the Lender that made such offer, and (ii) send a list of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process.

(d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.6(d), accept or reject any Competitive Bid made in accordance with the procedures set forth in this Section 2.6, and the Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of such Competitive Bids, not later than 11:00 a.m., on the proposed Borrowing Date therefor, provided, however, that the failure by the Borrower to give such notice shall be conclusively deemed to be a rejection of all such Competitive Bids.  In connection with each acceptance of one or more Competitive Bids by the Borrower:

(i) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject another Competitive Bid made at a lower Competitive Bid Rate and having the same Competitive Interest Period as such Competitive Bid,

(ii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate principal amount of the Competitive Bid Loans specified in the related Competitive Bid Request,

(iii) if the Borrower shall desire to accept a Competitive Bid made at a particular Competitive Bid Rate and Competitive Interest Period, it must accept all other Competitive Bids at such Competitive Bid Rate and Competitive Interest Period, provided, however, that if the acceptance of all such other Competitive Bids would cause the aggregate amount of all accepted Competitive Bids to exceed the aggregate principal amount of the Competitive Bid Loans specified in the related Competitive Bid Request, then such acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate and Competitive Interest Period, and

(iv) except pursuant to Section 2.6(d)(iii), no Competitive Bid shall be accepted unless the Competitive Bid Loan with respect thereto shall be in (A) a minimum principal amount of $5,000,000, or a whole multiple of $1,000,000 in excess thereof, or (B) if less, an aggregate principal amount equal to the excess of the Aggregate Revolving Credit Commitment Amount over the Aggregate Credit Exposure.

(e) The Administrative Agent shall promptly notify each bidding Lender whether or not each Competitive Bid of such Lender has been accepted by telecopy sent by the Administrative Agent, and, if such Competitive Bid has been accepted by the Borrower, in whole or in part, such bidding Lender shall, after its receipt of such notice and no later than 2:00 p.m., on the related Borrowing Date, make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 11.2(a), in the amount in which each such Competitive Bid of such Lender was accepted by the Borrower, and the amount so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be promptly made available on such Borrowing Date to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of such office (or elsewhere as the Borrower may from time to time instruct the Administrative Agent in writing) with the aggregate of said amount received by the Administrative Agent.  Notwithstanding anything to the contrary contained herein, no Lender shall be obligated to make a Competitive Bid Loan if immediately after making such Competitive Bid Loan, the Aggregate Credit Exposure would exceed the Aggregate Revolving Credit Commitment Amount.

(f) A Competitive Bid Request shall not be made within four Business Days after the date of any previous Competitive Bid Request, unless the Borrower has accepted one or more Competitive Bids pursuant to a Competitive Bid Request made within such five Business Days.

(g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower fifteen minutes earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to Section 2.6(b).

2.7 Termination, Reduction or Increases in Commitments

(a) Voluntary Termination or Reductions.  The Borrower shall have the right, upon at least three Business Days’ prior written notice to the Administrative Agent, (A) at any time when the Aggregate Credit Exposure shall be zero, to terminate the Revolving Credit Commitments of all of the Lenders, and (B) at any time and from time to time when the Aggregate Revolving Credit Commitment Amount shall exceed the Aggregate Credit Exposure, to permanently reduce the Aggregate Revolving Credit Commitment Amount by a sum not greater than the amount of such excess, provided, however, that each such reduction shall be in the amount of $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

(b) Reductions in General.  Each reduction of the Aggregate Revolving Credit Commitment Amount shall be made by reducing each Lender’s Revolving Credit Commitment Amount by an amount equal to such Lender’s Commitment Percentage of such reduction.  Simultaneously with each reduction of the Aggregate Revolving Credit Commitment Amount, the Borrower shall pay the Facility Fee accrued and unpaid on the amount by which the Aggregate Revolving Credit Commitment Amount is being reduced.

(c) Increases of Revolving Credit Commitments.  The Borrower may, at its sole cost and expense, request (i) any Lender to increase (such decision to increase to be within the sole and absolute discretion of such Lender) its Revolving Credit Commitment Amount, or (ii) any other Person (each a “Proposed Lender”; each such Proposed Lender to be reasonably satisfactory to the Administrative Agent, each Swing Line Lender and each Issuing Bank) to provide a new Revolving Credit Commitment, by submitting a supplement to this Agreement in the form of Exhibit F (each a “Revolving Credit Increase Supplement”), duly executed by the Borrower and each such Lender or Proposed Lender, as the case may be.  If such Revolving Credit Increase Supplement is in all respects reasonably satisfactory to the Administrative Agent, each Swing Line Lender and each Issuing Bank, the Administrative Agent shall execute such Revolving Credit Increase Supplement and deliver a copy thereof to the Borrower and each such Lender or Proposed Lender, as the case may be.  Upon execution and delivery of such Revolving Credit Increase Supplement, (i) in the case of each such Lender, such Lender’s Revolving Credit Commitment Amount shall be increased to the amount set forth in such Revolving Credit Increase Supplement, (ii) in the case of each such Proposed Lender, such Proposed Lender shall become a party hereto and shall for all purposes of the Loan Documents be deemed a “Lender” with a Revolving Credit Commitment Amount in the amount set forth in such Revolving Credit Increase Supplement, and (iii) the Borrower shall have executed and delivered to the Administrative Agent a Note for each Proposed Lender providing a new Revolving Credit Commitment; provided, however, that:

(i) immediately after giving effect thereto, the sum of all increases in the Aggregate Revolving Credit Commitment Amount shall not exceed $300,000,000;

(ii) each such increase shall be in an amount not less than $25,000,000 or such amount plus an integral multiple of $5,000,000;

(iii) if Revolving Credit Loans would be outstanding immediately after giving effect to such increase, then simultaneously with such increase (1) each Lender

(including each such Proposed Lender) shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit G, pursuant to which the Lenders (including such Proposed Lenders) shall have assigned to each other such portion of its Revolving Credit Loans, if any, as shall be necessary to reflect proportionately the Revolving Credit Commitment Amounts as adjusted in accordance with this Section 2.7(c), and (2) in connection with such assignment, each such Lender (including each such Proposed Lender) shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Credit Loans, and in connection with such master assignment and acceptance agreement each Lender may treat the assignment of Eurodollar Advances by it as a prepayment of such Eurodollar Advances for purposes of Section 3.5;

(iv) each Proposed Lender shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such Proposed Lender pursuant to Section 3.10(b); and

(v) the Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such increase.

2.8 Prepayments

(a) Voluntary Prepayments.  The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by delivering to the Administrative Agent an irrevocable written notice thereof on the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances, and at least (i) three Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans denominated in Dollars and (ii) four Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans denominated in Alternative Currencies, consisting of Eurodollar Advances, specifying whether the Revolving Credit Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment, whereupon the amount specified in such notice shall be due and payable on the date specified.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof.  Each partial prepayment of the Revolving Credit Loans pursuant to this subsection (a) shall be in an aggregate principal amount of $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans.  After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed $5,000,000.  Neither Swing Line Loans nor Competitive Bid Loans may be prepaid.

(b) In General.  Simultaneously with each prepayment of any Eurodollar Advance, the Borrower shall prepay all accrued interest on the amount prepaid to the date of prepayment.  Unless otherwise specified by the Borrower, each prepayment of Revolving Credit Loans shall first be applied to ABR Advances.  If any prepayment is made in respect of any Eurodollar

Advance, any Competitive Bid Loan or any Swing Line Loan, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

(c) Prepayments Due to Volatility of Foreign Exchange Rates.  If the Administrative Agent notifies the Borrower at any time that the Aggregate Credit Exposure at such time exceeds an amount equal to 105% of the aggregate Revolving Credit Commitment Amount then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or the Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Aggregate Credit Exposure as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.16(a)(iii), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.8(c) unless after the prepayment in full of the Loans the Aggregate Credit Exposure exceeds the Aggregate Commitments then in effect.  If the Administrative Agent notifies the Borrower at any time that, as a result of volatility of foreign exchange rates, the Aggregate Credit Exposure denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Aggregate Credit Exposure denominated in Alternative Currencies as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.9 Use of Proceeds

The Borrower agrees that the proceeds of the Loans shall be used solely (i) to repay the Existing Bank Debt, (ii) to pay all of the fees and other sums due hereunder, (iii) to pay the reasonable out of pocket fees and expenses incurred by the Borrower in connection with the Loan Documents, (iv) for the Borrower’s working capital purposes in the ordinary course of business, including such things as stock repurchases and Acquisitions, and (v) for the Borrower’s general corporate purposes.  Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan, and no Letter of Credit, will be used, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Designated Jurisdiction or (iv) in any manner that would result in the violation of Section 8.10 hereunder.

2.10 Letter of Credit Sub Facility

(a) Subject to the terms and conditions of this Agreement, each Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.11, to Issue letters of credit (each a “New Letter of Credit” and collectively, the “New Letters of Credit”) in the form of standby letters of credit (the “Standby Letters of Credit”) or commercial letters of credit (provided, however that any commercial letter of credit issued hereunder shall provide for payment in cash only and not pursuant to time drafts) (the “Trade Letters of Credit”), denominated in Dollars or in Alternative Currencies for the account of the Borrower from time to time on any Business Day during the Revolving Credit Commitment Period (but excluding the ten consecutive Business Days immediately preceding the Revolving Credit Maturity Date), provided that immediately after the Issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders (whether or not the conditions for drawing under any Letter of Credit have or may be satisfied) would not exceed the Letter of Credit Commitment Amount, (ii) the Aggregate Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount, (iii) the Standby Letter of Credit Exposure of all Lenders (whether or not the conditions for drawing under any Standby Letter of Credit have or may be satisfied) would not exceed the Standby Letter of Credit Commitment Amount, (iv) the Aggregate Credit Exposure denominated in Alternative Currencies would not exceed the Alternative Currency Sublimit, and (v) except to the extent otherwise agreed by an Issuing Bank in its sole discretion and solely as to itself, at no time shall the aggregate Letters of Credit issued by an Issuing Bank exceed 20% of the Letter of Credit Commitment Amount.  No Issuing Bank shall be obligated to Issue any Letter of Credit at a time when any Lender is a Defaulting Lender unless arrangements to eliminate such Issuing Bank’s risk with respect to such defaulting Lender’s participation in such Letter of Credit shall have been made for the benefit of such Issuing Bank and such arrangements are satisfactory to such Issuing Bank.  No Issuing Bank shall be under any obligation to Issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it; (ii) such Issuing Bank does not, as of the issuance date of such requested Letter of Credit, issue Letters of Credit in the requested currency, (iii) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency, or (iv) the Issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.  No Issuing Bank shall Issue any Letter of Credit if (i) no later than one Business Day prior to the requested date of Issuance of such Letter of Credit, such Issuing Bank shall have received written notice from any Credit Party that the conditions set forth in Section 6 with respect thereto have not been satisfied, (ii) subject to Section 2.10(j), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance (or last extension), unless the Required Lenders have approved such expiry date, or (iii) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(b) Each Letter of Credit shall be Issued for the account of the Borrower in support of an obligation of the Borrower or any Subsidiary thereof in favor of a beneficiary who has requested the Issuance of such Letter of Credit as a condition to a transaction entered into in the ordinary course of business.  Each Letter of Credit shall be Issued in a minimum amount of $5,000 or such lesser amount as the Administrative Agent and the relevant Issuing Bank may agree.  The Borrower shall give the Administrative Agent a Letter of Credit Request for the Issuance of each Letter of Credit by no later than 11:00 a.m., three Business Days prior to the requested date of Issuance.  Each Letter of Credit Request shall be accompanied by such Issuing Bank’s standard letter of credit application, standard reimbursement agreement (each a “Reimbursement Agreement”) and such other documentation as such Issuing Bank may reasonably require, executed by the Borrower.  The Administrative Agent shall notify such Issuing Bank (and simultaneously provide to such Issuing Bank a copy of such Letter of Credit Request) and each other Lender thereof no later than 1:00 p.m., on the date of receipt of the Letter of Credit Request by the Administrative Agent in accordance with the foregoing sentence.  Each Letter of Credit shall be in form and substance reasonably satisfactory to such Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as such Issuing Bank shall reasonably require.  Such Issuing Bank shall, on the proposed date of Issuance and subject to the terms and conditions of the Reimbursement Agreement and to the other terms and conditions of this Agreement, Issue the requested Letter of Credit.

(c) Upon each payment by an Issuing Bank of a draft drawn under a Letter of Credit, the Issuer shall notify the Borrower and the Administrative Agent of such drawing.  The Borrower shall pay to the Administrative Agent, for the account of such Issuing Bank, an amount equal to such payment in immediately available funds (1) if such notification is received by the Borrower on or before 11:00 a.m. on a Business Day, prior to 2:00 p.m., on such Business Day if to be reimbursed in Dollars, or the Applicable Time if to be reimbursed in the Alternative Currency, and (2) in all other cases, prior to 11:30 a.m., on the immediately succeeding Business Day.  In case of a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall be reimbursed in such Alternative Currency, unless (A) the Issuing Bank (at its option) shall have specified in a notice given pursuant to this Section 2.10(c) that it will require reimbursement in Dollars, or (B) in the absence of such requirement for reimbursement in Dollars, the Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that the Borrower will reimburse the Issuing Bank in Dollars.  In the case of any such reimbursement in Dollars of a draft under a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall notify the Administrative Agent of the Dollar Equivalent of the amount of the draft promptly following the determination thereof.  The Administrative Agent shall remit such payment to such Issuing Bank, in the form received, (x) if such payment is received by the Administrative Agent on or before 2:00 p.m., on a Business Day, on such Business Day, and (x) in all other cases, on the immediately succeeding Business Day.  The obligation of the Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit Issued by it and to repay each L/C Disbursement shall, provided that the Borrower shall have received notice of such drawing, be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, (i) any draft, demand certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, and (ii) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy or other Debtor Relief Law.

(d) Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

(e) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all increases, whether or not such maximum stated amount is in effect at such time.

(f) The Borrower may at any time, and from time to time, designate one or more Lenders to Issue Letters of Credit (each such Lender an “Additional Issuing Bank”) with the consent of such Lender (in its sole discretion) and the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(g) All Letters of Credit listed on Schedule 1.1 hereto shall be deemed to have been Issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(h) Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j) If the Borrower so requests in any applicable Letter of Credit application, an Issuing Bank may, in its sole discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by such Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at any time prior to an expiry date not later than the Letter of Credit expiration date;

provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.10(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.1 is not then satisfied, and in each such case directing the such Issuing Bank not to permit such extension.

(k) For so long as any Letter of Credit issued by an Issuing Bank is outstanding, such Issuing Bank shall deliver to Administrative Agent on the last Business Day of each calendar month, and on each date that a Letter of Credit extension occurs with respect to any such Letter of Credit, a report substantially in the form of Exhibit L, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.

2.11 Letter of Credit Participation and Funding Commitments

(a) Each Lender hereby unconditionally, irrevocably and severally (and not jointly) for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in the obligations of each Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender’s Commitment Percentage of the amount of such Letter of Credit.  Each Lender shall be liable to each Issuing Bank for its Commitment Percentage of (i) the unreimbursed amount of any draft drawn and honored under each of its Letters of Credit, and (ii) any amounts paid by the Borrower pursuant to Sections 2.10(c) or 2.12 that are subsequently rescinded or avoided, or must otherwise be restored or returned.  Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with the Loan Documents.

(b) Each Issuing Bank will promptly notify the Administrative Agent of the date and amount of any draft presented under each of its Letters of Credit, and the Administrative Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing by the Administrative Agent) of the date, the currency and the amount of any draft presented under each of its Letters of Credit and the amount of such Lender’s Commitment Percentage with respect to which full reimbursement is not made as provided in Section 2.10(c).  The Administrative Agent shall notify each Lender thereof (1) if such notification is received by the Administrative Agent on or before 11:00 a.m., on a Business Day, prior to 12:30 p.m., on such Business Day, and (2) in all other cases, prior to 11:00 a.m., on the immediately succeeding Business Day.  In such event, the Borrower shall be deemed to have requested an ABR Advance without regard to the minimum and multiples specified in Section 2.5(a), but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions of lending set forth in Section 6.1.  Any notice given by the Issuing Bank or Administrative Agent pursuant to this Section 2.11(b) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.  Each Lender shall upon any notice pursuant to this Section 2.11(b) make funds available to the Administrative Agent for the account of the Issuing Bank at the Administrative Agent’s Office in an amount equal to such Lender’s Commitment Percentage of the unreimbursed amount not later than 1:30 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan to the Borrower in such amount.  Any Loans made pursuant to this paragraph (b) shall, for all purposes hereof, be deemed to be an ABR Advance referred to in Section 2.1 and made pursuant to Section 2.5, and the Lender’s obligation to make such ABR Advance shall be absolute and unconditional.  The Administrative Agent shall remit the funds so received to the Issuing Bank in Dollars.  Notwithstanding the foregoing, with respect to any unreimbursed amount that is not fully refinanced by an ABR Advance because the conditions set forth in Section 6.1 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the unreimbursed amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Alternate Base Rate plus the Applicable Margin plus 2.0%.  In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to this Section 2.11(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.11.  In either such case, (i) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender’s Revolving Credit Loan or purchase price, as the case may be, and (ii) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Revolving Credit Loan required to be made by it, or pay the purchase price required to be paid by it, under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) in the event that such Lender receives such notice prior to 12:30 p.m. on any Business Day, by no later than 3:00 p.m. on such Business Day, or (B) in the event that such Lender receives such notice at or after 12:30 p.m. on any Business Day, by no later than 1:00 p.m. on the immediately succeeding Business Day.  The Administrative Agent will make such Loans, or the amount of such purchase price payments, as the case may be, available to such Issuing Bank by promptly crediting or otherwise transferring the amounts so received, in like funds, to such Issuing Bank.  Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this Section 2.11 that are subsequently rescinded or avoided, or must otherwise be restored or returned.  Such liabilities shall be absolute and unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.  Each Lender shall indemnify and hold harmless the Administrative Agent and such Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and an administration fee of not less than $100 payable to such Issuing Bank as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to perform its obligations under this Section 2.11 (except in respect of losses, liabilities or other obligations suffered by such Issuing Bank to the extent resulting from the gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final and non-appealable decision).  If a Lender does not make any payment required under this Section 2.11 when due, such Lender shall be required to pay interest to the Administrative Agent for the account of such Issuing Bank (upon demand therefor) on the amount of such payment at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment and the Federal Funds Rate plus 2% thereafter until the date such payment is received by the Administrative Agent.  The Administrative Agent shall distribute such interest payments to such Issuing Bank upon receipt thereof in like funds as received.

(c) Whenever any Issuing Bank is reimbursed by the Borrower or the Administrative Agent is reimbursed by the Borrower, for the account of such Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender pursuant to this Section 2.11, the Administrative Agent will pay over such payment to such Lender (i) before 4:00 p.m. on the day such payment from the Borrower is received, if such payment is received at or prior to 1:00 p.m. on such day, or (ii) before 12:00 noon on the next succeeding Business Day, if such payment from the Borrower is received after 1:00 p.m. on such day.

2.12 Absolute Obligation With Respect to Letter of Credit Payments

The Borrower’s obligation to reimburse the Administrative Agent for the account of each Issuing Bank in respect of each payment under or in respect of such Issuing Bank’s Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, any Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, that, with respect to any Letter of Credit, the foregoing shall not relieve any Issuing Bank of any liability it may have to the Borrower for any actual damages sustained by the Borrower to the extent arising from a wrongful payment under such Letter of Credit made as a result of such Issuing Bank’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.

2.13 Payments

(a) Each sum payable by the Borrower to the Credit Parties under the Loan Documents, including each payment of principal and interest on the Loans, the Reimbursement Obligations, the Facility Fee, the Letter of Credit Commissions and the Fronting Fees shall be made prior to 1:00 p.m., on the date such payment is due, to the Administrative Agent for the account of the applicable parties hereto at the Administrative Agent’s Office, in each case in lawful money of the United States, except with respect to principal of and interest on Loans denominated in an Alternative Currency (as provided in Section 2.13(c) below), in immediately available funds and without set off or counterclaim, provided that payments required to be made under Sections 3.5, 3.6, 3.7, 11.7 and 11.20 shall be made directly to the party entitled thereto.  The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m., on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest thereon.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b) If any payment hereunder, under the Notes or under any Reimbursement Agreement shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Eurodollar Interest Period) shall be extended to the next Business Day and (except with respect to payments of the Facility Fee and the Letter of Credit Commissions) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Revolving Credit Maturity Date, any such payment shall be due on the immediately preceding Business Day.

(c) All payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, in such Alternative Currency and in immediately available funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, the Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  All payments received by the Administrative Agent after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day for the purpose of calculating interest thereon.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

2.14 Extension of Revolving Credit Commitment Period

(a) The Borrower may, no earlier than 90 days and no later than 30 days prior to each anniversary of the Effective Date, request that the Lenders agree (the decision so to agree to be within the sole and absolute discretion of each Lender) to extend the Revolving Credit Commitment Period by one year per each such request by giving written notice thereof to the Administrative Agent (but in no event shall the Revolving Commitment Period be extended beyond seven (7) years from the Effective Date).  Upon receipt of each such notice, the Administrative Agent shall promptly send each Lender a copy thereof.  Any Lender not responding to such notice within ten (10) Business Days of the date such notice was sent shall be deemed not to have consented to such extension.  In the event that Required Lenders shall have consented to such extension request, the Revolving Credit Maturity Date shall be extended (with respect to the consenting Lenders) to the day which is one year following the then existing Revolving Credit Maturity Date (or, if such day is not a Business Day, the Business Day immediately preceding such day), provided, however, that (i) immediately before and after giving effect thereto, no Default shall exist, and (ii) the Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such extension.  In all other events, the then existing Revolving Credit Maturity Date shall not be extended and shall remain in full force and effect until such time, if any, as the same may be extended pursuant to a subsequent extension request.

(b) With respect to each extension request approved in accordance with Section 2.14(a), on the existing Revolving Credit Maturity Date with respect thereto (i) with respect to each Lender which (A) shall not have so consented to such extension request, and (B) shall not have transferred its Revolving Credit Commitment pursuant to Section 3.11, the Aggregate Revolving Credit Commitment Amount shall be automatically reduced by an amount equal to the sum of the Revolving Credit Commitment Amounts of each such Lender (each a “Non-Extending Lender”), (ii) the Revolving Credit Commitment of each Non-Extending Lender shall automatically terminate, and (iii) the Borrower shall pay to the Administrative Agent for the account of each Non Extending Lender all principal, interest, fees and other sums owing to such Non Extending Lender under the Loan Documents, whether or not then otherwise due and, upon receipt by such Lender of such amount so paid, such Lender shall cease to be a “Lender” hereunder.

2.15 Defaulting Lenders

(a) Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.1.

(ii) Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.10) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an Issuing Bank or a Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by an Issuing Bank or a Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting

Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.  That Defaulting Lender (x) shall be entitled to receive any Facility Fee pursuant to Section 3.2(a) for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding amount of the Revolving Credit Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.16 or Section 2.15(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each applicable Issuing Bank and Swing Line Lender, as the case may be, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Commissions as provided in Section 3.2(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.3 and 2.10, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, after giving effect to such reallocation, no Lender’s Revolving Credit Exposure shall exceed such Lender’s Revolving Credit Commitment Amount at such time.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure.  If the Borrower, the Administrative Agent, each Swing Line Lender and each Issuing Bank agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the

Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Cash Collateral

(a) Certain Credit Support Events.   (i) Upon the request of the Administrative Agent or an Issuing Bank (A) if such Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, there is, for any reason, Letter of Credit Exposure, the Borrower shall, in each case, promptly Cash Collateralize such Letter of Credit Exposure.

(ii) At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, an Issuing Bank or a Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(iii) In addition, if the Administrative Agent notifies the Borrower at any time that the aggregate Letter of Credit Exposure at such time exceeds 105% of the Letter of Credit Commitment Amount then in effect, then, within three Business Days after receipt of such notice, the Borrower shall Cash Collateralize the Letter of Credit Exposure in an amount equal to the amount by which the Letter of Credit Exposure exceeds the Letter of Credit Commitment Amount.

(b) Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, Issuing Banks and the Lenders (including the Swing Line Lenders), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.8, 2.15 or 9.2 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific Letter of Credit Exposure, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.6(g)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16), and (y) the Person providing Cash Collateral and an Issuing Bank or a Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3. INTEREST, FEES, YIELD PROTECTIONS, ETC.

3.1 Interest Rate and Payment Dates

(a) Prior to Default.  Except as otherwise provided in Section 3.1(b) and 3.1(c), (i) each Competitive Bid Loan shall bear interest at the applicable Competitive Bid Rate therefor, and (ii) Revolving Credit Loans and Swing Line Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

ADVANCES	RATE
Each ABR Advance	Alternate Base Rate plus the Applicable Margin applicable to ABR Advances.
Each Eurodollar Advance	Eurodollar Rate for the applicable Interest Period plus the Applicable Margin applicable to Eurodollar Advances.
Each Swing Line Loan	Negotiated Rate applicable to such Swing Line Loan for the applicable Interest Period.

(b) Default Rate.  Upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) or 9.1(b), and at the request and with the consent of Required Lenders, the unpaid principal balance of the Loans shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable under Section 3.1(a), and any overdue interest or other amount payable under the Loan Documents shall bear interest (whether before or after the entry of a judgment thereon) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%.  For purposes of the preceding sentence, the rate applicable pursuant to Section 3.1(a), as the case may be, to any overdue principal, interest or other amount payable under the Loan Documents shall be (i) in the case of an overdue principal balance of any Eurodollar Advance, the applicable Eurodollar Rate plus the Applicable Margin until the last day of the applicable Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate plus the Applicable Margin, (ii) in the case of an overdue principal balance of any Competitive Bid Loan, the applicable Competitive Bid Rate until the last day of the applicable Competitive Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate plus the Applicable Margin, (iii) in the case of an overdue principal balance of any Swing Line Loan, the applicable Negotiated Rate until the last day of the applicable Swing Line Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate plus the Applicable Margin and (iv) in all other cases, the Alternate Base Rate plus the Applicable Margin.  All such interest shall be payable on demand.

(c) In General.  Interest on (i) Swing Line Loans and ABR Advances shall be calculated on the basis of a 365 or 366 day year (as the case may be), and (ii) Eurodollar Advances and Competitive Bid Loans shall be calculated on the basis of a 360 day year, in each case, for the actual number of days elapsed; provided that in the case of interest in respect to Loans denominated in Alternative Currencies as to which the market practice differs from the foregoing, in accordance with such market practice.  Except as otherwise expressly provided herein, interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans.  Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective.  The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Prime Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required.  Each determination of the Alternate Base Rate or a Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error.  The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the Prime Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Prime Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which any Lender may now or in the future make loans to other borrowers.

3.2 Fees

(a) Facility Fees.  The Borrower agrees to pay, in Dollars, to the Administrative Agent, for the account of the Lenders in accordance with each Lender’s Commitment Percentage, a fee (the “Facility Fee”), during the Revolving Credit Commitment Period, at a rate per annum equal to the Applicable Margin on the actual daily Aggregate Revolving Credit Commitment Amount, regardless of usage.  The Facility Fee shall be payable (i) quarterly in arrears on the last day of each March, June, September and December during such period commencing on the first such day following the Effective Date, (ii) on the date of any reduction in the Aggregate Revolving Credit Commitment Amount (to the extent of such reduction) and (iii) on the last day of the Revolving Credit Commitment Period.  The Facility Fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

(b) Letter of Credit Commissions.  The Borrower agrees to pay, in Dollars, to the Administrative Agent, for the account of the Lenders in accordance with each Lender’s Commitment Percentage, commissions (the “Letter of Credit Commissions”) with respect to the Letters of Credit for the period from and including the date of Issuance of each thereof to the expiration date thereof, at a rate per annum equal to (A) with respect to Standby Letters of Credit, the Applicable Margin in effect on the date of Issuance thereof, and (B) with respect to Trade Letters of Credit, the Applicable Margin in effect on the date of Issuance thereof multiplied by 30%, in each case on the Dollar Equivalent of actual daily maximum amount available under any contingency to be drawn under such Letter of Credit.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  The Letter of Credit Commissions shall be (i) calculated on the basis of a 360 day year for the actual number of days elapsed and (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the last day of the Revolving Credit Commitment Period.

(c) Letter of Credit Fronting Fees.  The Borrower agrees to pay to Administrative Agent, for the account of each Issuing Bank, in Dollars, a fee (the “Fronting Fees”) with respect to the Letters of Credit Issued by such Issuing Bank for the period from and including the date of Issuance of each thereof to the expiration date thereof, at a rate per annum equal to 0.10% on the Dollar Equivalent of the daily maximum amount available under any contingency to be drawn under such Letters of Credit.  The Fronting Fees shall be calculated on the basis of a 360 day year for the actual number of days elapsed and payable (i) with respect to Standby Letters of Credit, quarterly in arrears on the next Business Day following the last day of each March, June, September and December of each year, or (ii) with respect to Trade Letters of Credit, upon issuance.  In addition to the Fronting Fees, the Borrower agrees to pay to each Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any of its Letters of Credit.

(d) Administrative Agent’s Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

3.3 Conversions; Eurodollar Advances

(a) The Borrower may elect from time to time to convert one or more Eurodollar Advances (other than Eurodollar Advances denominated in an Alternative Currency) to ABR Advances by delivering to the Administrative Agent by facsimile or electronic (i.e., .pdf) transmission a Notice of Conversion at least one Business Day’s prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion shall only be made on a Business Day and on the last day of the Eurodollar Interest Period applicable thereto.  In addition, the Borrower may elect from time to time to convert ABR Advances to Eurodollar Advances or existing Eurodollar Advances to new Eurodollar Advances by delivering to the

Administrative Agent by facsimile or electronic (i.e., .pdf) transmission a Notice of Conversion (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Notice of Conversion manually signed by the Borrower) at least three Business Days’ prior irrevocable notice of such election, specifying the amount to be so converted and the initial Eurodollar Interest Period relating thereto, provided that any such conversion shall only be made on a Business Day and, in the case of existing Eurodollar Advances being converted to new Eurodollar Advances, on the last day of the Eurodollar Interest Period applicable thereto.  The Administrative Agent shall promptly provide the Lenders with notice of each such election.  Advances may be converted pursuant to this Section in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.5 and having the same Eurodollar Interest Period as such first Eurodollar Advance, shall equal no less than $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

(b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance.  In such event, all ABR Advances shall be automatically continued as ABR Advances and all Dollar denominated Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Eurodollar Interest Period applicable to such Eurodollar Advance.

(c) Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

(d) Competitive Bid Loans shall not be converted.

3.4 Concerning Eurodollar Interest Periods and Swing Line Interest Periods

Notwithstanding any other provision of any Loan Document:

(a) In the case of Dollar denominated Eurodollar Advance, if the Borrower shall have failed to elect a Eurodollar Advance under Section 2.5 or 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Eurodollar Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

(b) No Interest Period selected in respect of the conversion of any Eurodollar Advance comprising a Revolving Credit Loan, and no Interest Period selected in respect of any Swing Line Loan, shall end after the Revolving Credit Maturity Date.

(c) The Borrower shall not be permitted to have more than twelve Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar

Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

3.5 Indemnification for Loss

Notwithstanding anything contained herein to the contrary, if the Borrower shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or to convert an Advance to a Eurodollar Advance after it shall have notified the Administrative Agent of its intent to do so, or if the Borrower shall fail for any reason to borrow a Competitive Bid Loan in any instance in which it shall have accepted one or more Competitive Bids, or if the Borrower shall fail to borrow a Swing Line Loan after a Swing Line Lender shall have agreed to a Negotiated Rate with respect thereto, or if a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, or if the Borrower shall for any reason prepay or repay all or any part of the principal amount of a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan prior to the last day of the Interest Period applicable thereto, without duplication of other payments hereunder, the Borrower shall indemnify each Lender against, and pay on demand directly to such Lender the amount (calculated by such Lender (in reasonable detail delivered to the Borrower) using any reasonable method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss, including any foreign exchange losses, or out of pocket expense suffered by such Lender as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, and any internal processing charge customarily charged by such Lender in connection therewith.

3.6 Capital Adequacy

If the amount of capital or liquidity required or expected to be maintained by any Lender or any Issuing Bank or any Person directly or indirectly owning or controlling such Lender or such Issuing Bank (each a “Control Person”), shall be affected by the occurrence of a Regulatory Change and such Lender or such Issuing Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing the rate of return on such Lender’s, such Issuing Bank’s, or such Control Person’s capital in respect of the Loans, Revolving Credit Commitment or Letter of Credit or Swing Line Loan participations made or maintained by such Lender, or of the Reimbursement Obligations owed to such Issuing Bank, in any case to a level below that which such Lender, such Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender’s, such Issuing Bank’s or such Control Person’s policies regarding capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then, within thirty days after demand by such Lender or such Issuing Bank, without duplication of other payments hereunder, the Borrower shall pay to such Lender, such Issuing Bank or such Control Person, as the case may be, such additional amount or amounts (calculated by such Lender (in reasonable detail delivered to the Borrower) using any reasonable method chosen by such Lender) as shall be sufficient to compensate such Lender, such Issuing Bank or such Control Person for such reduction.  Failure or delay on the part of any Lender, Issuing Bank or Control Person to demand compensation pursuant to this Section 3.6 shall not constitute a waiver of such Lender’s, Issuing Bank’s or Control Person’s right to demand such compensation; provided that Borrower shall not be required to compensate such Lender, Issuing Bank or Control Person pursuant to this Section 3.6 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender, Issuing Bank or Control Person, as the case may be, notifies the Borrower of the Regulatory Change giving rise to such increased costs or reductions and of such Lender’s, Issuing Bank’s or Control Person’s intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.7 Reimbursement for Increased Costs

If any Credit Party shall determine that a Regulatory Change:

(a) does or shall (i) subject it to any Tax of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or (ii) change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on such Credit Party any other condition regarding the Letters of Credit including any Tax required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, any Income Tax applicable to such Lender); or

(b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued by such Issuing Bank or participated in by any Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to such Issuing Bank of Issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Administrative Agent or such Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall, without duplication of other payments hereunder, pay such Credit Party within ten days after demand therefor, such additional amounts (calculated by such Lender (in reasonable detail delivered to the Borrower) using any reasonable method chosen by such Lender) as is sufficient to compensate such Credit Party for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Credit Party; provided, however, that nothing in this Section shall require the Borrower to indemnify any Credit Party with respect to withholding Taxes for which the Borrower has no obligation under Section 3.10.  No failure by any Credit Party to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time.

3.8 Illegality of Funding

Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any Regulatory Change shall make it unlawful for such Lender to make or maintain any Eurodollar Advance (whether denominated in Dollars or an Alternative Currency) as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances in the affected currency or currencies, or in the case of Eurodollar Advances in Dollars, shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender’s Revolving Credit Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Eurodollar Interest Period applicable thereto or at such earlier time as may be required.  If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender’s commitment to make or maintain Eurodollar Advances shall be reinstated.

3.9 Inability to Determine Rates

If in connection with any request for a Eurodollar Advance or a conversion to or continuation thereof,  (a) the Administrative Agent determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Advance, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Advance (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed ABR Advance, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Advance does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Alternate Base Rate, the utilization of the Eurodollar Rate component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for ABR Advances.  Notwithstanding the foregoing, in the case of a pending request for a Eurodollar Advance or conversion to or continuation in an Alternative Currency as to which the Administrative Agent has made the determination described in clause (a) of the first sentence of this paragraph, the Borrower, the Administrative Agent and the Required Lenders may establish a mutually acceptable alternative interest rate that reflects the all-in-cost of funds to such Lenders for funding Loans in the applicable currency and amount, and with the same Interest Period as the Eurodollar Advance requested to be made, converted or continued, as the case may be (the “Affected Advances”), in which case, such alternative rate of interest shall apply with respect to the Affected Advances until (x) the Administrative Agent revokes the notice delivered with respect to the Affected Advances under clause (a) of the first sentence of this paragraph, (y) the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Affected Advances, or (z) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.10 Taxes; Net Payments

(a) All payments made by or on account of any obligation of the Borrower under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any Included Taxes except as required by law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Included Tax, then the Borrower, without duplication of other payments hereunder, shall pay such additional amounts to the Administrative Agent, for the benefit of the Credit Parties, as may be necessary in order that the actual amounts received by each Credit Party in respect of interest and any other amount payable under the Loan Documents after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required.  In the event that any such deduction or withholding with respect to Included Taxes can be reduced or nullified as a result of the application of any relevant double taxation convention, the relevant Credit Party will cooperate with the Borrower (at the sole expense of the Borrower) in making application to the relevant taxing authorities to seek to obtain such reduction or nullification, so long as it would not be disadvantageous to such Credit Party, provided, however, that no Credit Party shall have any obligation to engage in litigation with respect thereto.  If the Borrower shall make any payments under this Section 3.10 or shall make any deductions or withholdings from amounts paid in accordance with this Section 3.10, the Borrower shall, as promptly as practicable thereafter, forward to the Administrative Agent original or certified copies of official receipts or other evidence acceptable to the Administrative Agent establishing such payment and the Administrative Agent in turn shall distribute copies of such receipts to each Credit Party.  If payments under the Loan Documents to any Credit Party are or become subject to any withholding, such Credit Party shall (unless otherwise required by a Governmental Authority or as a result of any treaty, convention, law, rule, regulation, order or similar directive applicable to such Credit Party) use its best efforts to designate a different office or branch to which payments are to be made under the Loan Documents from that initially selected thereby, if such designation would avoid or mitigate such withholding and would not be disadvantageous to such Credit Party.  In the event that any Credit Party shall have determined that it received a refund for Included Taxes paid by the Borrower under this Section 3.10, such Credit Party shall promptly notify the Administrative Agent and the Borrower of such fact and shall remit to the Borrower the amount of such refund applicable to the payments made by the Borrower in respect of such Credit Party under this Section 3.10 (but only to the extent of indemnity payments made under this Section 3.10 with respect to the Taxes giving rise to such refund), net of all third party out-of-pocket expenses (including Taxes) of such indemnified Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Borrower, upon the request of such indemnified Credit Party, shall repay to such indemnified Credit Party the amount of such refund paid pursuant to this Section 3.10(a) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified Credit Party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.10(a), in no event will the indemnified Credit Party be required to pay any refund or other amount to Borrower pursuant to this Section 3.10(a) the payment of which would place the indemnified Credit Party in a less favorable net after-Tax position than the indemnified Credit Party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 3.10(a) shall not be construed to require any Credit Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(b) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)

Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C) any Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Credit Party under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of this Section 3.10(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Each Credit Party agrees that if any form or certification it previously delivered pursuant to this Section 3.10 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(c)

(i) Borrower shall, and does hereby, indemnify the Administrative Agent and each Credit Party, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Included Taxes (including Included Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent or such Credit Party, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Included Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Credit Party for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (iii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to a Borrower by a Credit Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

(ii) Each Credit Party shall, and does hereby, severally indemnify Borrower, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Credit Party to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any form, certificate or documentation required to be delivered by such Credit Party to such Borrower or the Administrative Agent pursuant to Section 3.10(b) hereof.

(iii)

Each Credit Party shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for (A) any Included Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Included Taxes and without limiting the obligation of the Borrower to do so), (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6(d) relating to the maintenance of a Participant Register and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Credit Party by the Administrative Agent shall be conclusive absent manifest error.  Each Credit Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Credit Party under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (iii).

(d) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

3.11 Substitution of Lenders

Notwithstanding anything to the contrary contained herein, if any Lender (i) is a Defaulting Lender, (ii) shall request compensation pursuant to Sections 3.6, 3.7 or 3.10, (iii) shall not have consented to any amendment to this Agreement requiring consent of all Lenders or all affected Lenders whereas the Required Lenders have consented, or (iv) shall not have consented to any request for the extension of the Revolving Credit Maturity Date which request was approved in accordance with Section 2.14, then, in each such case, provided that no Event of Default shall then exist and be continuing, the Borrower may, at its sole expense and effort, other than in the case of a Defaulting Lender where such expenses shall be paid by such Defaulting Lender, upon notice to such Lender and the Administrative Agent, require that such Lender transfer all of its right, title and interest under the Loan Documents to one or more of the other Lenders (in the sole and absolute discretion of each such Lender) or any other Person identified by the Borrower, reasonably acceptable to the Administrative Agent, each Swing Line Lender and each Issuing Bank (a “Substitute Lender”), provided, that any costs and expenses incurred by the Administrative Agent or a Substitute Lender in connection with such transfer from a Defaulting Lender, not collected after requested from such Defaulting Lender, will be reimbursed by the Borrower, if such Substitute Lender agrees to assume all of the obligations of such Lender under the Loan Documents for consideration equal to all principal, interest, fees and other sums owing to such Lender under the Loan Documents, whether or not then otherwise due.  Subject to the execution and delivery by the Borrower at its expense of a new Note, an instrument of assignment and assumption, and such other documents as such Lender may reasonably require, such Substitute Lender shall be a “Lender” for all purposes hereunder.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 3.5, 3.6, 3.7, 11.7, and 11.20 (without duplication of any payments made to such Lender by the Borrower or the Substitute Lender) shall survive for the benefit of any Lender replaced under this Section with respect to the time prior to such replacement.

3.12 Additional Reserve Requirements

The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Advance equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Advances, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

4. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Lenders to make the Revolving Credit Loans, each Issuing Bank to Issue the Letters of Credit and the Lenders to participate therein, and each Swing Line Lender to make the Swing Line Loans and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Credit Parties:

4.1 Existence and Power

Each of the Borrower and each Significant Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where the failure to have such requisite power and authority or to qualify would not reasonably be expected to have a Material Adverse Effect.

4.2 Authority and Execution

The Borrower and each Significant Subsidiary has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and are in full compliance with its Organizational Documents.  The Borrower and each Significant Subsidiary has duly executed and delivered each Loan Document to which it is a party.

4.3 Binding Agreement

The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, in each case to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

4.4 Litigation

Except as set forth on Schedule 4.4, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or maintained by the Borrower or any of its Subsidiaries or which may affect the Property of the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which actions, suits or proceedings would reasonably be expected to have a Material Adverse Effect.

4.5 Absence of Defaults; No Conflicting Agreements

Neither the Borrower nor any of its Subsidiaries is in default under any judgment, order, writ, injunction, decree or decision of any Governmental Authority or any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default would reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of the terms of the Loan Documents will not constitute a default under or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of, any such mortgage, indenture, contract or agreement.

4.6 Compliance with Applicable Laws

The Borrower and each of its Subsidiaries is in compliance with all laws, regulations, rules and orders of all Governmental Authorities, except to the extent a violation thereof would not reasonably be expected to have a Material Adverse Effect.

4.7 Governmental Regulations

Neither the Borrower nor any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of any Loan, nor any Letter of Credit, will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.  After giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

4.8 Plans.  The only Pension Plans in effect as of the Effective Date (the “Existing Pension Plans”) are listed on Schedule 4.8.  Each Employee Benefit Plan is in compliance with ERISA, HIPAA and the Code, and other applicable federal and state laws, where applicable, except to the extent a violation thereof would not reasonably be expected to have a Material Adverse Effect.  No Termination Event has occurred, or is reasonably expected to occur, except to the extent that such Termination Event neither individually nor in the aggregate would reasonably be expected to have a Material Adverse Effect.  The Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law (including, without limitation, the Pension Funding Rules) or the terms of such Pension Plan or any contract or agreement with respect thereto, except to the extent that the failure to make such contribution or payment would not reasonably be expected to have a Material Adverse Effect.  No liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate, except to the extent that such liability would not reasonably be expected to have a Material Adverse Effect.  Liability, as referred to in this Section includes any joint and several liability.  Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in compliance with the continuation of health care coverage requirements of Section 4980B of the Code except to the extent a violation thereof would not reasonably be expected to have a Material Adverse Effect.

4.9 Financial Statements

The Borrower has heretofore delivered to the Administrative Agent and the Lenders copies of the audited Consolidated balance sheets of the Borrower as of January 28, 2017, and the related Consolidated statements of operations, stockholder’s equity and cash flows for the fiscal year then ended (with the related notes and schedules, the “Financial Statements”).  The Financial Statements fairly present in all material respects the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP.  Since January 28, 2017, there has been no Material Adverse Change.

4.10 No Misrepresentation

No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, on the date when made or deemed made, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

4.11 OFAC and Sanctions

Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is or is owned or controlled by any individual or entity that is (i) a Sanctioned Person, (ii) currently the subject or target of any Sanctions, (iii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (iv) located, organized or resident in a Designated Jurisdiction.

4.12 Anti-Corruption Laws

The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with Anti-Corruption Laws and, with respect to the United States Foreign Corrupt Practices Act of 1977, have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such law.

4.13 EEA Financial Institution

The Borrower is not an EEA Financial Institution.

5. CONDITIONS TO FIRST LOANS OR FIRST LETTER OF CREDIT

In addition to the conditions precedent set forth in Section 6, the obligation of each Lender (including each Swing Line Lender) to make Loans and each Issuing Bank to Issue Letters of Credit on the first Borrowing Date and the Lenders to participate therein shall be subject to the fulfillment of the following conditions precedent:

5.1 Evidence of Action

The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary or other analogous counterpart of the Borrower (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business.

5.2 Notes

The Administrative Agent shall have received copies of the Notes executed by Borrower in favor of each Lender requesting a Note.

5.3 Absence of Litigation

There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority shall have been commenced or threatened seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any term or provision thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate, in all respects satisfactory to the Administrative Agent, of an executive officer of the Borrower to the foregoing effects.

5.4 Existing Bank Debt

Prior to or simultaneously with the Effective Date, the Borrower shall have fully repaid all Existing Bank Debt and all agreements with respect thereto shall have been, and the Borrower and each of the Lenders agree that all commitments to extend credit under such agreements are hereby, cancelled or terminated (other than provisions thereof which, by their terms, provide that they survive any such termination), all Liens, if any, securing the same shall have been terminated, and the Administrative Agent shall have received satisfactory evidence of all of the foregoing.

5.5 Opinion of Counsel

The Administrative Agent shall have received (i) an opinion of Godfrey & Kahn S.C., counsel to the Borrower, dated the Effective Date, as to such matters reasonably requested by the Administrative Agent, it being understood that such opinion is being delivered upon the direction of the Borrower, and that the addressees thereof may and will rely on such opinion, and (ii) an opinion of Jason J. Kelroy, general counsel of the Borrower, dated the Effective Date, as to such matters reasonably requested by the Administrative Agent.

5.6 Fees and Expenses

All fees payable under the Loan Documents to each Credit Party on or prior to the Effective Date shall have been paid, and the reasonable fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

5.7 PATRIOT Act, etc.

The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Corruption Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations.

5.8 Other Documents

The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require.

Without limiting the generality of the provisions of the last paragraph of Section 10.3, for purposes of determining compliance with the conditions specified in this Article 5, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

6. CONDITIONS OF LENDING ALL LOANS AND LETTERS OF CREDIT

The obligation of each Lender (including each Swing Line Lender) to make any Loan and each Issuing Bank to Issue any Letter of Credit on a Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the Issuance of such Letter of Credit, as the case may be:

6.1 Compliance

On each Borrowing Date and after giving effect to the Loans to be made and the Letters of Credit to be Issued thereon (i) there shall exist no Default and (ii) the representations and warranties contained in the Loan Documents (other than that contained in the last sentence of Section 4.9) shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date.  Each borrowing by the Borrower and each request by the Borrower for the Issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.  In the case of Loans to be made or the Letters of Credit to be Issued in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or an Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Loan extension or L/C Borrowing to be denominated in the relevant Alternative Currency.

6.2 Borrowing Request; Letter of Credit Request; Competitive Bid Request

With respect to the Loans to be made, and the Letters of Credit to be Issued, on each Borrowing Date, the Administrative Agent shall have received, (i) in the case of Revolving Credit Loans or Swing Line Loans, a Borrowing Request, (ii) in the case of Letters of Credit, a Letter of Credit Request, and (iii) in the case Competitive Bid Loans, a Competitive Bid Request and such other documents required to be delivered pursuant to Section 2.6, in each case duly executed by the Borrower.

7. AFFIRMATIVE COVENANTS

The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to any Credit Party, the Borrower shall:

7.1 Financial Statements and Information

Furnish or cause to be furnished to the Administrative Agent and each Lender:

(a) As soon as available, but in any event within 90 days after the end of each fiscal year (or, if earlier 15 days after the date required to be filed with the SEC), a copy of the Borrower’s annual report on Form 10-K in respect of such fiscal year, containing its Consolidated balance sheet as at the end of such fiscal year, together with the related Consolidated statements of operations, stockholders’ equity and cash flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, such Consolidated financial statements to be audited and certified without Impermissible Qualification by the Accountants.

(b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or, if earlier 15 days after the date required to be filed with the SEC), a copy of the Borrower’s quarterly report on Form 10Q in respect of such fiscal quarter, containing the Consolidated balance sheet of the Borrower as at the end of each such quarterly period, together with the related Consolidated statements of operations, stockholders’ equity and cash flows for such period and for the elapsed portion of the fiscal year through such date (setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year), all of which shall be complete and correct in all material respects and shall present fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes).

(c) Within 45 days after the end of each of the first three fiscal quarters, and within 90 days after the end of the last fiscal quarter, of each fiscal year a Compliance Certificate certified by a Financial Officer.

(d) Prompt written notice if there shall occur and be continuing any Event of Default.

(e) Prompt written notice of any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document.

(f) Promptly upon becoming available, copies of all registration statements, Annual Reports to shareholders, 10Ks, 10Qs, 8Ks, proxy materials and other material documents which the Borrower or any of its Subsidiaries may now or hereafter be required to deliver to shareholders or file with or deliver to any securities exchange or the SEC.

(g) Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that any event shall have occurred or will occur, or any condition exists, with respect to a Pension Plan the result of which could reasonably be expected to have a Material Adverse Effect.

(h) Prompt written notice upon the Borrower becoming aware of any change, withdrawal or reinstatement of any rating of Applicable Debt by S&P or Moody’s.

(i) Such other information as the Administrative Agent or any Lender shall reasonably request from time to time.

Each report and document required to be delivered by the Borrower pursuant to subparagraphs (a), (b) and (f) of this Section 7.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 7.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders, the Swing Line Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.21); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any Swing Line Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank, any Swing Line Lender  or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

7.2 Legal Existence

Except as may otherwise be permitted by Section 8.3, maintain, and cause each Significant Subsidiary to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do would reasonably be expected to have a Material Adverse Effect; provided, however, that any Subsidiary of the Borrower may be dissolved if such dissolution would not reasonably be expected to have a Material Adverse Effect.

7.3 Insurance

Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts, having such deductibles and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to the Administrative Agent upon request full information as to all such insurance carried.

7.4 Performance of Obligations

Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, (i) would reasonably be expected to have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Lien permitted under Section 8.2, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted, and provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as may be required by GAAP shall have been made therefor.

7.5 Condition of Property

At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower’s or such Subsidiary’s business except to the extent that the failure so to do would not reasonably be expected to have a Material Adverse Effect.

7.6 Observance of Legal Requirements

Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, except to the extent a violation thereof would not reasonably be expected to have a Material Adverse Effect, and except such violations thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

7.7 Inspection of Property; Books and Records; Discussions

Keep proper books of record and account, and cause each of its Subsidiaries so to do, in which full, true and correct entries in all material requests in conformity with GAAP and all requirements of law shall be made in all dealings and transactions in relation to its business and activities; and at all reasonable times, but no more than once per year provided no Event of Default has occurred, upon reasonable prior notice, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants’ reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

7.8 Debt Ratio

At each fiscal quarter end, have a Debt Ratio of not more than 3.75 to 1.00.

7.9 Anti-Corruption Laws

Conduct its businesses in compliance in all material respects with Anti-Corruption Laws and, with respect to the United States Foreign Corrupt Practices Act of 1977, maintain policies and procedures reasonably designed to promote and achieve compliance with such law.

8. NEGATIVE COVENANTS

The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding, or any other amount is owing under any Loan Document to any Credit Party, the Borrower shall not:

8.1 Subsidiary Indebtedness

Permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist any liability for Indebtedness, except Indebtedness which, when aggregated with all Indebtedness of the Subsidiaries of the Borrower (other than (a) Excluded Receivables Indebtedness, (b) any Indebtedness in respect of undrawn trade letters of credit, and (c) Indebtedness under each Affected Lease), does not exceed 10% of Tangible Net Worth.

8.2 Liens

Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or impair its use for the operation of the business of the Borrower or such Subsidiary, (v) mechanics’, materialmen’s, carriers’, warehousemen’s and other similar Liens arising by operation of law and incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees (other than judgments or decrees of the type referred to in Section 9.1(i)) which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Credit Parties under the Loan Documents, (viii) Liens on Margin Stock to the extent that a prohibition on such Liens would result in any Credit Party being deemed to be “indirectly secured” by Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, (ix) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby or extensions thereof to additional Property, (x) Liens encumbering only Receivables and Related Receivable Assets of the Borrower or the Subsidiaries of the Borrower that secure only Indebtedness of the Borrower or the Subsidiaries of the Borrower permitted under Section 8.1, (xi) consensual Liens on fixed or capital assets (including any accessions thereto) acquired (including by lease under any Capital Lease), constructed or improved by the Borrower or any Subsidiary thereof, provided that (a) such consensual Liens secure only Indebtedness of the Borrower’s Subsidiaries permitted by Section 8.1 or Indebtedness of the Borrower, (b) such consensual Liens and such Indebtedness are incurred no later than the 90th (or, in the case of real property and fixtures, the 180th) day after such acquisition, leasing or the completion of such construction or improvement, (c) the Indebtedness secured thereby does not exceed the cost of acquiring, leasing, constructing or improving such fixed or capital assets, and (d) such consensual Liens shall not apply to any other Property (other than accessions to such fixed or capital assets) of the Borrower or any Subsidiary thereof, (xii) consensual Liens existing on any Property (and any accessions thereto) prior to the acquisition thereof by the Borrower or any Subsidiary thereof or existing on any Property (and any accessions thereto) of any Person that becomes a Subsidiary of the Borrower after the Effective Date prior to the time such Person became a Subsidiary of the Borrower, provided that (a) such consensual Liens secure only Indebtedness of the Borrower’s Subsidiaries permitted by Section 8.1 or Indebtedness of the Borrower, (b) such consensual Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Borrower, as applicable, (c) such consensual Liens shall not apply to any other Property of the Borrower or any Subsidiary thereof, and (d) such consensual Liens shall secure only the Indebtedness that they secure on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (xiii) other Liens on the property of the Borrower and the Subsidiaries securing obligations in an aggregate Consolidated amount not in excess of the greater of (1) $250,000,000 and (2) 5% of Tangible Net Worth.

8.3 Merger, Consolidations, Acquisitions and Other Changes

Consolidate with, or merge into or with, any Person, or make any Acquisition, or change its fiscal year, or permit any of its Subsidiaries so to do, except that provided both immediately before and after giving effect thereto no Default shall exist, the Borrower or any Subsidiary thereof may:

(a) merge with the Borrower or any Subsidiary thereof, provided that in the event of a merger involving the Borrower, the Borrower shall be the surviving corporation,

(b) merge with any other Person or make any Acquisition, provided that (i) immediately after giving effect thereto and any Indebtedness or other obligation incurred or assumed in connection therewith, all of the representations and warranties contained in Section 4 shall be true and correct as if then made and the Borrower will be in compliance herewith on a pro forma basis, (ii) it is on a non-hostile basis pursuant to a negotiated agreement, and (iii) in the event of a merger involving the Borrower, the Borrower shall be the surviving corporation, or

(c) change its fiscal year, provided that with respect to each such change by the Borrower

(i) each reference to a fiscal quarter end contained in Section 7.8 shall be deemed to include both (1) the fiscal quarter end of the Borrower that would have occurred immediately after the Prior Quarter End assuming no such change had occurred (the “Existing Quarter End”), and (2) the fiscal quarter end of the Borrower that will (after having given effect to such change) occur immediately after the Prior Quarter End (the “New Quarter End”),

(ii) each of Sections 7.1(a), 7.1(b) and 7.1(c) shall be deemed to require (in addition to all of the other requirements thereof) the Borrower to furnish or cause to be furnished to the Administrative Agent and each Lender, at the applicable times required by each such Section, the financial statements otherwise required by such Section with respect to the Existing Quarter End, the New Quarter End and each of the Three Additional Quarter Ends, provided that each such statement of operations and each such statement of cash flows so furnished in respect of the New Quarter End and each of the Three Additional Quarter Ends shall instead be calculated on the basis of the 12 consecutive months then ended.

8.4 Dispositions

Make any Disposition, or permit any of its Subsidiaries so to do, except one or more Dispositions (other than a Disposition of all or substantially all assets of the Borrower or any Significant Subsidiary), provided that (i) immediately before and after giving effect to each such Disposition, no Default shall or would exist, and (ii) immediately after giving effect to each such Disposition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made and the Borrower will be in compliance herewith on a pro forma basis.

8.5 [Reserved]

8.6 [Reserved]

8.7 Business Changes

Become significantly engaged, or permit any Significant Subsidiary to be significantly engaged, in any business other than in substantially the same or complimentary fields of enterprise as conducted by the Borrower and its Subsidiaries on the Effective Date.

8.8 Transactions with Affiliates

Become, or permit any Subsidiary of the Borrower to become, a party to any transaction with any Affiliate thereof unless the terms and conditions relating thereto are as favorable to the Borrower or such Subsidiary as those which would be obtainable at the time in a comparable arm’s length transaction with a Person other than an Affiliate thereof; provided, however, that the foregoing restrictions shall not prohibit the Borrower or any Subsidiary from (i) entering into any such transactions with the Borrower or another Subsidiary of the Borrower, or (ii) entering into any transaction, or series of related transactions not involving cash or other property having an aggregate value in excess of $2,000,000.

8.9 Restrictive Agreements

The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement binding on the Borrower or any Subsidiary thereof that prohibits, restricts or imposes any condition upon the ability of any Subsidiary of the Borrower to pay dividends or make other distributions with respect to any of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary thereof, provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement, or by any other loan or credit agreement containing such restrictions and conditions that are no more onerous than the restrictions and conditions contained herein, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 8.9 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Borrower pending such sale, provided that such restrictions and conditions apply only to such Subsidiary and such sale is permitted hereunder and (d) the foregoing shall not apply to Subsidiaries which are special purpose entities involved in a securitization relating to the sale or financing of accounts receivable.

8.10 Sanctions

Directly or knowingly indirectly, use any Letter of Credit or the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank, Swing Line Lender, or otherwise) of Sanctions.

8.11 Anti-Corruption Laws

Directly or knowingly indirectly use any Letter of Credit or the proceeds of any Loan, for any purpose which would breach any Anti-Corruption Laws.

9. DEFAULT

9.1 Events of Default

The following shall each constitute an “Event of Default”:

(a) The failure of the Borrower to make any payment (i) of principal on any Loan or any Note when due and payable, or (ii) with respect to any Reimbursement Obligation when due and payable; or

(b) The failure of the Borrower to make any payment of interest, fees, expenses or other amounts (other than amounts under paragraph (a) immediately above) payable under any Loan Document when due and payable and such failure shall continue for a period of five Business Days; or

(c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.9, 2.14(b), 7.1(d), 7.2, 7.8 or Section 8; or

(d) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware thereof; or

(e) Any representation or warranty made or deemed made by the Borrower (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto (including any amendment or modification thereof or waiver thereunder), shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect (or, if qualified as to materiality, in any respect) when made; or

(f) (i) The Borrower or any Subsidiary thereof shall fail to make any payment (whether in respect of principal, interest or otherwise and regardless of amount) in respect of any Material Obligations when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) any event or condition occurs that results in any Material Obligations becoming due prior to their scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligations or any trustee or agent on its or their behalf to cause any Material Obligations to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof, prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period), provided that this clause (f)(ii) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(g) The Borrower or any Significant Subsidiary shall (i) suspend or discontinue its retail business (other than pursuant to the transfer of such business to the Borrower or any Subsidiary thereof), (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or any Significant Subsidiary under any laws relating to bankruptcy, insolvency, reorganization or relief of debtors; or

(h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any Significant Subsidiary bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any Significant Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Significant Subsidiary or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Significant Subsidiary, and any such decree or order continues unstayed and in effect for a period of 45 days; or

(i) One or more judgments for the payment of money in an aggregate amount (exclusive of any portions thereof covered by insurance) in excess of $50,000,000 shall be rendered against the Borrower or any Subsidiary thereof or any combination thereof and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

(j) The occurrence of a Change of Control; or

(k) Any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert in writing or shall disavow any of its material obligations thereunder; or

(l) (i) Any Termination Event shall occur; (ii) any failure to comply with the Pension Funding Rules; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to any Employee Benefit Plan; (v) the imposition of any tax under Section 4980B(a) or 4980C(a)of the Code; (vi) the assessment of a civil or criminal penalty with respect to any Employee Benefit Plan under any provision of ERISA or HIPAA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which in the case of clauses (i) through (vii) would, individually or in the aggregate, have a Material Adverse Effect.

9.2 Contract Remedies

Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (i) if it is an Event of Default specified in Sections 9.1(g) or 9.1(h), all Revolving Credit Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, all Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Borrower shall Cash Collateralize the Letter of Credit Exposure for the pro rata benefit of the Credit Parties, and (ii) if it is any other Event of Default, upon the direction of the Required Lenders, the Administrative Agent shall (A) by notice to the Borrower, declare all Revolving Credit Commitments, the Swing Line

Commitment, and the Letter of Credit Commitment to be terminated forthwith, whereupon such Revolving Credit Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall immediately terminate, and/or (B) by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, all Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Borrower shall Cash Collateralize the Letter of Credit Exposure for the pro rata benefit of the Credit Parties.  Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.  The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment

Each Credit Party hereby irrevocably designates and appoints the Administrative Agent as its agent under the Loan Documents and hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, any other Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.  The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 11.1), and except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

10.2 Delegation of Duties

The Administrative Agent may execute any of its duties under the Loan Documents by or through sub agents, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder.  The Administrative Agent and any such sub agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel (provided such counsel was selected by the Administrative Agent with due care) concerning all matters pertaining to such duties.

10.3 Exculpatory Provisions

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision), or (ii) responsible in any manner to any other Credit Party for any recitals, statements, representations or warranties made by the Borrower, or any officer thereof, contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Loan Document, (b) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (d) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (e) the satisfaction of any condition set forth in Section 5, Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  Each Credit Party acknowledges that the Administrative Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Administrative Agent shall be instructed in writing to do so by the Required Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or is contrary to law or any provision of the Loan Documents.  The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any other Credit Party of any of its obligations under any of the Loan Documents.

10.4 Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may treat each other Credit Party, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Credit Party, in its Loans, Notes, the Letters of Credit and the Reimbursement Obligations, as applicable, until written notice of transfer, signed by such Credit Party (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.  The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.  The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the other Credit Parties and all future holders of the Notes and the Reimbursement Obligations.

10.5 Notice of Default

The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received written notice thereof from another Credit Party or the Borrower.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the other parties hereto.

10.6 Non Reliance on Administrative Agent and Other Lenders

Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any other Credit Party.  Each Credit Party represents to the Administrative Agent that it has, independently and without reliance upon any other Credit Party, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the value and Lien status of any collateral security and made its own decision to enter into this Agreement.  Each Credit Party also represents that it will, independently and without reliance upon any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the value and Lien status of any collateral security.  Except for notices, reports and other documents expressly required to be furnished to the other Credit Parties by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any other Credit Party with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which at any time may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

10.7 Indemnification

Each Lender agrees (severally and not jointly) to indemnify and hold harmless the Administrative Agent, each Issuing Bank, and each Swing Line Lender, each in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with (i) at any time that the Revolving Credit Commitments shall have expired or otherwise been terminated and there shall be Loans or Reimbursement Obligations outstanding, its share of the Aggregate Credit Exposure, and (ii) at all other times, its Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Credit Parties (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Loans, the Notes and the Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent, such Issuing Bank or Swing Line Lender, as applicable, in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent, such Issuing Bank or Swing Line Lender under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or Swing Line Lender, as applicable, as determined by a court of competent jurisdiction in a final and non-appealable decision.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Issuing Bank and Swing Line Lender promptly upon demand for its pro rata share of any unpaid fees owing to the Administrative Agent or such Issuing Bank or Swing Line Lender, as applicable, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.20, to the extent that the Administrative Agent, such Issuing Bank or Swing Line Lender, as applicable, has not been paid such fees or has not been reimbursed for such costs and expenses by the Borrower.  The failure of any Lender to reimburse the Administrative Agent, such Issuing Bank or Swing Line Lender promptly upon demand for any amount required to be paid by such Lender to the Administrative Agent, such Issuing Bank or Swing Line Lender as provided in this Section shall not relieve any other Lender of its obligation hereunder.  The agreements in this Section shall survive the termination of the Revolving Credit Commitments of all of the Lenders, the Swing Line Commitment of each Swing Line Lender, the Letter of Credit Commitment, and the payment of all amounts otherwise payable under the Loan Documents.

10.8 Administrative Agent in Its Individual Capacity

Wells Fargo and its affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower as though Wells Fargo were not Administrative Agent hereunder and WFS did not arrange the transactions contemplated hereby.  With respect to the Revolving Credit Commitment, Swing Line Commitment and Letter of Credit Commitment made or renewed by Wells Fargo and the Notes issued to, and the Reimbursement Obligations owing to, Wells Fargo, Wells Fargo shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall in each case include Wells Fargo.

10.9 Successor Administrative Agent

(a) If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each other Credit Party a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and (ii) on the 30th day after the date of such notice.  Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the other Credit Parties, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent other than any amounts owed to the retiring Administrative Agent pursuant to Section 10.7 hereof, and the retiring Administrative Agent’s rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated.  The Borrower and the Credit Parties (other than the Administrative Agent) shall execute such documents as shall be necessary to effect such appointment.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Administrative Agent under the Loan Documents.  If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Credit Party entitled thereto during such time.  Notwithstanding anything to the contrary contained in this Section 10.9, the appointment of any successor Administrative Agent shall be consented to by the Borrower (such consent not to be unreasonably withheld and such consent not to be required during the occurrence and continuance of any Default).

(b) If at any time the Administrative Agent (i) becomes the subject of a proceeding under any Debtor Relief Law, or (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Administrative Agent and the Borrower, remove the Administrative Agent and in consultation with the Borrower, appoint a successor.  Likewise, if at any time the Administrative Agent (i) becomes the subject of a proceeding under any Debtor Relief Law, or (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, the Borrower may, to the extent permitted by applicable law, by notice in writing to the Administrative Agent and the Required Lenders, remove the Administrative Agent and in consultation with the Required Lenders, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and Borrower and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

10.10 Other Agents.  Notwithstanding anything in any Loan Document to the contrary, neither Joint Lead Arrangers nor the Syndication Agents nor the Documentation Agent, in each case acting in such capacity, shall have any duty or obligation under the Loan Documents.

11. OTHER PROVISIONS

11.1 Amendments and Waivers

(a) Neither any Loan Document nor any provision thereof may be waived, amended, supplemented or otherwise modified (including, without limitation, by any consent) except pursuant to an agreement in writing entered into by the Borrower and either Required Lenders or the Administrative Agent with the consent of Required Lenders; provided, however, that no such agreement shall (i) increase the Revolving Credit Commitment Amount of any Lender without the consent of such Lender, (ii) extend the Revolving Credit Commitment Period or the Revolving Credit Maturity Date without the consent of each Credit Party affected thereby, (iii) decrease the principal sum of any Loan or Reimbursement Obligation, or any payment in respect thereof, or the rate (other than any rate or rates provided for in Section 3.1(b)) of interest on any obligation, without the consent of each Credit Party affected thereby, (iv) extend the scheduled due date for any payment of any principal of, or interest on, any Loan or Reimbursement Obligation without the consent of each Credit Party affected thereby, (v) change the pro rata allocation of payments under, or the pro rata reductions of the Revolving Credit Commitments under, the Loan Documents without the consent of each Credit Party, (vi) decrease the rate or amount of, or extend the time of payment of, or change the pro rata allocation of, payments in respect of the Facility Fee, the Fronting Fee or the Letter of Credit Commissions, in each case without the consent of each Credit Party affected thereby, or (vii) without the consent of each Credit Party, change the provisions of this Section 11.1 or the definition of “Required Lenders”; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swing Line Lender without the prior written consent of such Credit Party.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender shall be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders (the Revolving Credit Commitment Amount of a Lender shall not be a factor in determining such adverse effect) shall require the consent of such Defaulting Lender.  Notwithstanding the foregoing, the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision.

(b) Any such agreement referred to in paragraph (a) above shall apply equally to each Credit Party and shall be binding upon the parties to the applicable Loan Document and all future holders of the Notes and the Reimbursement Obligations.  In the case of any waiver, the Borrower and the Credit Parties shall be restored to their former position and rights under the Loan Documents to the extent provided for in such waiver, and any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon.  The Loan Documents shall not be amended orally or by any course of conduct.

11.2 Notices

(a) Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, (provided, however, that any notice by the Administrative Agent or any Lender to the Borrower of an Event of Default shall not be effective if sent by telecopier):

(i) if to the Borrower, to it at:

Kohl’s Corporation

N56W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

Attention:

Chief Executive Officer

Chief Financial Officer and

General Counsel

Telephone:

262-703-7000

Facsimile:

262-703-6796

if to the Administrative Agent, to it at:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention:  Syndication Agency Services

Telephone:  (704) 590-2703

Facsimile:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Well Fargo National Association

One Well Fargo Center

301 South College Street, 14th Floor

Charlotte, NC 28202

MAC D1053-144

Attention:  Irena Stavreska

Telephone:  704-715-5769

Email:  irena.stavreska@wellsfargo.com; and

if to a Lender, or to a Swing Line Lender, or an Issuing Bank, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications.  Notices and other communications to the Lenders, each Swing Line Lender and each Issuing Bank hereunder may (subject to Section 11.2(c)) be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, any Swing Line Lender or any Issuing Bank pursuant to Article 2 if such Lender, such Swing Line Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 11.2(e)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d) Change of Address, etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e) Posting.  The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Loan or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) as may be provided to Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require.  Nothing in this Section 11.2 shall prejudice the right of the Agents, any Lender or the Borrower to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

11.3 No Waiver; Cumulative Remedies

No failure to exercise and no delay in exercising, on the part of any Credit Party, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties and Certain Obligations

(a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

(b) The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 3.10, 11.7, and 11.20 shall survive the termination of the Revolving Credit Commitments of all of the Lenders, the Letter of Credit Commitment, the Swing Line Commitment and the payment of the Loans, the Reimbursement Obligations and all other amounts payable under the Loan Documents.

11.5 Lending Offices

Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.6, 3.7 and 3.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.  Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.6, 3.7 and 3.10.

11.6 Successors and Assigns

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender, any Issuing Bank and any Swing Line Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it , or in the case of an assignment of the entire remaining amount of an Issuing Bank’s commitment to issue Letters of Credit and the reimbursement obligations at the time owing to it, or in the case of an assignment of the entire remaining amount of a Swing Line Lender’s Swing Line Commitment and the Swing Line Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Competitive Bid Loans.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of (i) each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) and (ii) each Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required.

(iv) Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)

No Assignment to Certain EEA Financial Institutions.  No such assignment shall be made to any EEA Financial Institution that is, or has a direct or indirect parent company that is, the subject of a Bail-In Action.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender (or Issuing Bank or Swing Line Lender, as the case may be), under this Agreement, and the assignor thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assignor’s rights and obligations under this Agreement, such assignor shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.3, 2.10, 11.7 and 11.20 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender, an Issuing Bank or a Swing Line Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Person of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York, a copy of each

Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, the Issuing Banks and the Swing Line Lenders, and the Commitments and Swing Line Commitment of, and principal amounts (and stated interest) of the Loans and Letter of Credit reimbursement obligations owing to, each such Person pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower and the Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender (or an Issuing Bank or a Swing Line Lender, as the case may be) hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any other Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or any Issuing Bank, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Banks and the Swing Line Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any waiver, amendment, supplement or other modification of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any waiver, amendment, supplement or other modification described in Section 11.1 that affects such Participant.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.11 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.6, 3.7 or 3.10, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive in respect of such interest, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 11.5 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.10(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 11.10(b) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10 as though it were a Lender.

(f) Certain Pledges.  Any Credit Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Credit Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Credit Party as a party hereto.

(g) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

11.7 Indemnity

The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Issuing Bank, WFS, MLPFS, JPMCB, MUFG, USB, each other Lender and each of their affiliates and their officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel; provided, however, that the fees, disbursements and other charges of counsel for the Lenders shall be limited to one counsel, or if reasonably necessary, one local counsel in each relevant jurisdiction and in the case of an actual or perceived conflict of interest, one additional counsel to the affected Indemnified Parties similarly situated and taken as a whole) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of this Agreement or any similar transaction and any of the other transactions contemplated hereby or (b) the Loans, Letters of Credit and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the Borrower’s equity holders or creditors, any third party or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of this Agreement is consummated.  The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or its subsidiaries or affiliates or to the Borrower’s or their respective equity holders or creditors arising out of, related to or in connection with any aspect of this Agreement, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  It is further agreed that any Indemnified Party shall only have liability to the Borrower (as opposed to any other person), and that any Indemnified Party shall be liable solely in respect of its own commitment under this Agreement on a several, and not joint, basis with any other Person.  Notwithstanding any other provision of this Agreement, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems.

11.8 Limitation of Liability

No claim may be made by the Borrower, any of its Subsidiaries, any Lender or other Person against the Administrative Agent, any Lender, any Issuing Bank, any Swing Line Lender, the Borrower or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, Administrative Agent, Swing Line Lender any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, that, nothing in this Section 11.8 shall relieve the Borrower of any obligations it may have to indemnify any Indemnified Party against special, indirect, consequential or punitive damages asserted against such Indemnified Party by a third party.

11.9 Counterparts

Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document.  It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged.  A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by facsimile or electronic (i.e., .pdf) transmission shall be deemed to be an originally executed counterpart.  A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Administrative Agent.  Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by facsimile or electronic (i.e., .pdf) transmission to the same extent as if originally signed.

11.10 Adjustments; Set off

(a) In addition to any rights and remedies of each Lender provided by law, upon the occurrence of an Event of Default and acceleration of the Loans or Notes, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or 9.1(b), each Credit Party shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower to such Credit Party arising under the Loan Documents, any amount owing from such Credit Party to the Borrower; provided, that in the event any Defaulting Lender shall exercise any such right of set off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  To the extent permitted by applicable law, the aforesaid right of set off may be exercised by such Credit Party against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditors, notwithstanding the fact that such right of set off shall not have been exercised by such Credit Party prior to the making, filing or issuance of, service upon such Credit Party of, or notice to such Credit Party of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Credit Party agrees promptly to notify the Borrower and the Administrative Agent after each such set off and application made by such Credit Party, provided that the failure to give such notice shall not affect the validity of such set off and application.

(b) If any Credit Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of its Loans, its Notes or Reimbursement Obligations in excess of its pro rata share of payments then due and payable on account of the Loans, the Notes or Reimbursement Obligations received by all the Credit Parties, such Credit Party shall forthwith purchase, without recourse, for cash, from the other Credit Parties such participations in their Loans, Notes and Reimbursement Obligations as shall be necessary to cause such purchaser to share such excess payment with each of them on a pro rata basis, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchaser, such purchase shall be rescinded and the related seller shall repay to such purchaser the purchase price to the extent of such recovery, together with an amount equal to such seller’s pro rata share (according to the proportion of (i) the amount of all other related required repayments to (ii) the total amount so recovered from the purchaser) of any interest or other amount paid or payable by the purchaser in respect of the total amount so recovered.

11.11 Construction

Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

11.12 Governing Law

The Loan Documents, the rights and obligations of the parties thereunder, and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to any Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

11.13 Headings Descriptive

Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

11.14 Severability

Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

11.15 Integration

All exhibits to a Loan Document shall be deemed to be a part thereof.  Except for agreements between the Borrower and a Credit Party with respect to certain additional fees and expenses, the Loan Documents embody the entire agreement and understanding among the Borrower and the Credit Parties with respect to the subject matter thereof and supersede all prior agreements and understandings among them with respect to the subject matter thereof.

11.16 Consent to Jurisdiction.

Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York County (and each appellate court from any thereof) over any suit, action or proceeding arising out of or relating to the Loan Documents or for recognition or enforcement of any judgment.  Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon each of them.

11.17 Service of Process

Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding arising thereunder or in connection therewith by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2.  Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

11.18 No Limitation on Service or Suit

Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of any Credit Party to serve process in any manner permitted by law or limit the right of any Credit Party to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

11.19 WAIVER OF TRIAL BY JURY

EACH OF THE CREDIT PARTIES AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN.  FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF, OR COUNSEL TO, ANY CREDIT PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY CREDIT PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  THE BORROWER ACKNOWLEDGES THAT EACH CREDIT PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

11.20 Expenses

(a) The Borrower agrees, promptly after presentation of a statement or invoice therefor, and whether any Loan is made or any Letter of Credit is Issued (i) to pay or reimburse the Agents for all their respective out of pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any other documents prepared in connection therewith and the consummation and administration of the transactions contemplated thereby (including the reasonable fees and disbursements of Special Counsel), (ii) to pay or reimburse each Credit Party for all of its out of pocket costs and expenses, including reasonable fees and disbursements of counsel (including allocated costs of internal counsel) (to the extent set forth in a reasonably detailed invoice therefor), incurred in connection with the preservation, protection or enforcement of any rights under the Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (to the extent set forth in a reasonably detailed invoice therefor) to each Credit Party and including all such out of pocket costs and expenses incurred during any workout, restructuring or negotiations in respect hereof, (iii) to pay, indemnify, and hold each Credit Party harmless from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Credit Party and each of its officers, directors, employees and other agents and representatives harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, and out of pocket costs, expenses and disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements to the extent set forth in a reasonably detailed invoice therefor) with respect to the execution, delivery, performance, enforcement and administration of, or in any other way arising out of or relating to, the Loan Documents (all the foregoing referred to in this clause (iv), collectively, the “Indemnified Liabilities”); provided, however, that the Borrower shall have no obligation to pay Indemnified Liabilities to any Credit Party to the extent arising out of the gross negligence or willful misconduct of such Credit Party as determined by a court of competent jurisdiction in a final and non-appealable decision.  The agreements in this Section shall survive the performance by the Borrower of all of its other obligations under the Loan Documents.

(b) To the extent that the Borrower for any reason fails to pay any amount required under Section 11.7 or this Section 11.20 to be paid by it to the Administrative Agent, any Issuing Bank, any Swing Line Lender or any Related Party of any of the foregoing, each Lender severally (and not jointly) agrees to pay to the Administrative Agent, such Issuing Bank, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Commitment at such time, or if the Commitments have been reduced to zero, then based on such Lender’s Commitment immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative

Agent, such Issuing Bank or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent,  such Issuing Bank or such Swing Line Lender in connection with such capacity.

11.21 Treatment of Certain Information

Each Credit Party agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all nonpublic information supplied by the Borrower or any of its Subsidiaries pursuant to this Agreement which (a) is identified by such Person as being confidential at the time the same is delivered to such Credit Party, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants’ certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by law, rule, regulation or judicial process or to the extent requested or required by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (ii) on a confidential basis, to counsel to any Credit Party, (iii) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (iv) to the Credit Parties, (v) in connection with any litigation to which any one or more of the Credit Parties is a party, (vi) to any assignee or participant (or prospective assignee or participant) or to any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section, (vii) to affiliates of the Credit Parties and their respective partners, directors, officers, employees, agents, advisors and other representatives of the Credit Parties (it being understood that the Persons to whom disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same basis as set forth in this Section), or (viii) following the end of the thirty-sixth month after such information was so supplied.

11.22 USA PATRIOT Act Notice

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

11.23 Judgment Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the

Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.24 Electronic Execution of Assignments and Certain Other Documents

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumption Agreements, amendments or other modifications, Borrowing Request, Notice of Conversion, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.25 No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding that:  (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, the Arrangers  nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Arrangers or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty

11.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) The application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) The effects of any Bail-In Action of any such liability, including, if applicable:

(i) A reduction in full or in part or cancellation of any such liability;

(ii) A conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) The variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

KOHL’S CORPORATION

By:

/s/ Bruce H. Besanko

Name:

Bruce H. Besanko

Title:

Chief Financial Officer

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION as the Administrative Agent, an Issuing Bank, Swing Line Lender, and a Lender

By:

/s/ Irena Stavreska

Name:

Irena Stavreska

Title:

Director

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Syndication Agent, an Issuing Bank, a Swing Line Lender, and a Lender

By:

/s/ Aron Frey

Name:

Aron Frey

Title:

Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as Syndication Agent, an Issuing Bank, a Swing Line Lender, and a Lender

By:

/s/ Suzanne Ergastolo

Name:

Suzanne Ergastolo

Title:

Executive Director

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Syndication Agent, an Issuing Bank, a Swing Line Lender, and a Lender

By:

/s/ Lauren Hom

Name:

Lauren Hom

Title:

Director

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent, an Issuing Bank, a Swing Line Lender, and a Lender

By:

/s/ Caroline V. Krider

Name:

Caroline V. Krider

Title:

Senior Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

CAPITAL ONE, N.A., as Documentation Agent and a Lender

By:

/s/ Gina Monette

Name:

Gina Monette

Title:

Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

GOLDMAN SACHS BANK USA, as Documentation Agent and a Lender

By:

/s/ Annie Carr

Name:

Annie Carr

Title:

Authorized Signatory

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

MORGAN STANLEY BANK, N.A., as a Lender

By:

/s/ Michael King

Name:

Michael King

Title:

Authorized Signatory

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

BMO HARRIS BANK, N.A., as a Lender

By:

/s/ Ronald J. Carey

Name:

Ronald J. Carey

Title:

SVP

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

FIFTH THIRD BANK, as a Lender

By:

/s/ Jennifer Lewis

Name:

Jennifer Lewis

Title:

Assistant Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:

/s/ Joseph Philbin

Name:

Joseph Philbin

Title:

Senior Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:

/s/ Adam T. Mannetter

Name:

Adam T. Mannetter

Title:

Senior Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

TD BANK, N.A., as a Lender

By:

/s/ Craig Welch

Name:

Craig Welch

Title:

Senior Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

THE BANK OF NEW YORK MELLON, as a Lender

By:

/s/ Christopher Olsen

Name:

Christopher Olsen

Title:

Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

COMERICA BANK, as a Lender

By:

/s/ Brandon Kotcher

Name:

Brandon Kotcher

Title:

Portfolio Manager

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

THE NORTHERN TRUST COMPANY, as a Lender

By:

/s/ Brandon C. Rolek

Name:

Brandon C. Rolek

Title:

Senior Vice President

Kohl’s Corporation

2017 Second Amended and Restated Credit Agreement

Signature Page

KOHL’S EXHIBIT A

LIST OF REVOLVING CREDIT COMMITMENT AMOUNTS

Revolving Credit Commitment Amount
Wells Fargo Bank, National Association	$100,000,000.00
Bank of America, N.A.	$100,000,000.00
JPMorgan Chase Bank, N.A.	$100,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000.00
U.S. Bank National Association	$100,000,000.00
Capital One, N.A.	$70,000,000.00
Goldman Sachs Bank USA	$70,000,000.00
Morgan Stanley Bank, N.A.	$70,000,000.00
BMO Harris Bank, N.A.	$40,000,000.00
Fifth Third Bank	$40,000,000.00
HSBC Bank USA, National Association	$40,000,000.00
PNC Bank, National Association	$40,000,000.00
TD Bank, N.A.	$40,000,000.00
The Bank of New York Mellon	$40,000,000.00
Comerica Bank	$25,000,000.00
The Northern Trust Company	$25,000,000.00
TOTAL	$1,000,000,000.00

KOHL’S EXHIBIT B

FORM OF NOTE

[_________ __, 20__]

New York, New York

FOR VALUE RECEIVED, the undersigned, KOHL’S CORPORATION, a Wisconsin corporation (the “Borrower”), hereby promises to pay to the order of (the “Lender”) the unpaid principal amount of the Loans made by the Lender, and to pay interest from the date hereof on the principal balance thereof from time to time outstanding, at the rate or rates, and at the times, set forth in the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), in each case at the Administrative Agent’s Office, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Loans evidenced by this Note are prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Credit Agreement.  This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits and security set forth in the Loan Documents.  If the Lender was a party to the Amended and Restated Credit Agreement, dated as of July 1, 2015 (as amended, the “Existing Credit Agreement”), among the Borrower, lenders party thereto and Bank of America, N.A. as the Administrative Agent, constituting Existing Bank Debt, this Note amends and restates any promissory note executed and delivered by the Borrower in favor of the Lender in connection with such Existing Credit Agreement.

The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (i) the date and amount of each Loan made by the Lender, (ii) the character thereof as a Revolving Credit Loan (and whether an ABR Advance, a Eurodollar Advance, or a combination thereof), a Competitive Bid Loan or a Swing Line Loan, (iii) the interest rate (without regard to the Applicable Margin) and Interest Period (if any) applicable thereto, and (iv) the date and amount of each conversion of and each payment or prepayment of principal of, any such Loan.  No failure to so record or any error in so recording shall affect the obligation of the Borrower to repay the Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Loans made by the Lender as set forth in such schedule shall be presumed to be correct absent manifest error.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other

1

demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note either party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents.  No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender with respect to which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with Section 11.1 of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

All communications and notices hereunder shall be in writing and given as provided in Section 11.2 of the Credit Agreement.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court.  The Borrower, and by accepting this Note, the Lender, agrees that a final judgment in any such action or proceeding shall he conclusive and may be enforced in other jurisdictions by suit on the judgment or in the manner provided by law.  Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof.  The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

2

The Borrower, and by accepting this Note, the Lender, irrevocably consents to service of process in the manner provided for notices herein.  Nothing herein will affect the right of the Borrower to serve process in any other manner permitted by law.

THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.  THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH LENDER HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

KOHL’S CORPORATION

By:

Name:

Title:

3

SCHEDULE TO NOTE

Date	Type of Loan/Advance	Currency	Amount	Amount of principal converted, paid or prepaid	Interest Rate	Interest Period	Notation Made by

4

KOHL’S EXHIBIT C-1

FORM OF BORROWING REQUEST

[_______ __, 20__]

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Please select an applicable Swing Line Lender:

Wells Fargo Bank, National Association,

as Swing Line Lender

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Bank of America, N.A.,

as Swing Line Lender

[101 N Tryon Street

Mail Code:  NC1-001-05-46

Charlotte, NC 28255

Attention:  David Cochran

Telephone:  980-386-8201

Facsimile:  704-719-5440

Electronic Mail:  david.a.cochran@baml.com]

JPMorgan Chase Bank, N.A.,

as Swing Line Lender

[_________________

_________________

_________________

Attention:  _________________

Telephone:  _________________

Facsimile:  _________________

Electronic Mail:  _________________]

1

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as Swing Line Lender

[_________________

_________________

_________________

Attention:  _________________

Telephone:  _________________

Facsimile:  _________________

Electronic Mail:  _________________]

U.S. Bank National Association,

as Swing Line Lender

[Department:  Complex Credits

Address:  U.S. Bank National Association

400 City Center, OS-WI-CCCL

Oshkosh, WI 54901

Attention:  Tammi Schmude

Telephone:  920-237-7621

Facsimile:  920-237-7993

Electronic Mail:  Complex_Credits_Oshkosh@usbank.com]

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1.

Pursuant to Sections 2.5 and 6.2 of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow Revolving Credit Loans and/or Swing Line Loans in an aggregate principal amount of (currency & amount) on _______ __, 20__ which borrowing(s) shall consist of the following Advances and/or Swing Line Loans:

A)

Revolving Credit Loans:

Type of Advance (Eurodollar and/or ABR Advance)	Currency & Amount	Initial Interest Period for Eurodollar Advances
___________ Advances	_____________	__ months [days]
___________ Advances	_____________	__ months [days]
___________ Advances	_____________	__ months [days]

2

B)

Swing Line Loans:

Currency & Amount	Swing Line Interest Period	[Requested Negotiated Rate]
____________________	______ days	__ . ___ %
____________________	______ days	__ . ____ %
____________________	______ days	__ . ____ %

2.

The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby (i) there exists and shall exist no Default or Event of Default, and (ii) each of the representations and warranties contained in each Loan Document (other than that contained in the last sentence of Section 4.9 of the Credit Agreement) is and shall be true and correct, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct at such earlier date.

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be duly executed as of the date and year first written above.

KOHL’S CORPORATION

By:

Name:

Title:

3

KOHL’S EXHIBIT C-2

FORM OF LETTER OF CREDIT REQUEST

[_______ __, 20__]

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1.

Pursuant to Sections 2.10 and 6.2 of the Credit Agreement, the Borrower hereby requests that [____________], as an Issuing Bank issue a Letter of Credit on __________ __, 20__ (the “Borrowing Date”), in accordance with the information annexed hereto (attach additional sheets if necessary).

2.

The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Letters of Credit requested hereby and any Loans made on the requested Borrowing Date (i) there exists and shall exist no Default or Event of Default, (ii) each of the representations and warranties contained in each Loan Document (other than that contained in the last sentence of Section 4.9 of the Credit Agreement) is and shall be true and correct, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct at such earlier date.

1

IN WITNESS WHEREOF, the Borrower has caused this Letter of Credit Request to be duly executed as of the date and year first written above.

KOHL’S CORPORATION

By:

Name:

Title:

2

LETTER OF CREDIT INFORMATION

1.

Name of Beneficiary:

___________________________________.

2.

Address of Beneficiary to which Letter of Credit will be sent:

_____________________________________________________.

3

Obligations in respect of which the Letter of Credit is to be issued:

_____________________________________________________.

4.

Conditions under which a drawing may be made (specify any documentation required to be delivered with any drawing request): _______________________________________.

5.

Maximum amount to be available under such Letter of Credit: (currency & amounts): ___ _____________________________________________________.

6.

Requested date of issuance:

_______________, _____.

7.

Requested date of expiration:

_______________, _____.

3

KOHL’S EXHIBIT D

FORM OF NOTICE OF CONVERSION

[_______ __, 20__]

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1.

Pursuant to Section 3.3 of the Credit Agreement, the Borrower hereby gives notice of its request to convert Advances as set forth below:

[(a)

on ____________ __, 20__, to convert [amount] in principal amount of presently outstanding U.S. Dollar Eurodollar Advances having an Interest Period that expires on ____________ __, 20__ to ABR Advances;

(b)

on ____________ __, 20__, to convert [currency & amounts] in principal amount of presently outstanding Eurodollar Advances having an Interest Period that expires on ____________ __, 20__ to new Eurodollar Advances that have an initial Interest Period of __ months; and

(c)

on ____________ __, 20__, to convert [currency & amounts] in principal amount of presently outstanding ABR Advances to Eurodollar Advances that have an initial Interest Period of __ months.]

2.

The Borrower hereby certifies that on the date hereof and on the requested Conversion Dates set forth above, there exists and there shall exist no Default or Event of Default.

IN WITNESS WHEREOF, the Borrower has caused this Notice of Conversion to be duly executed as of the date and year first written above.

1

KOHL’S CORPORATION

By:

Name:

Title:

2

KOHL’S EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

I, _________________, do hereby certify that I am the ____________ of Kohl’s Corporation (the “Borrower”), and that, as such, I am duly authorized to execute and deliver this Compliance Certificate on the Borrower’s behalf pursuant to Section 7.1(c) of the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

I hereby certify that:

1.

The Debt Ratio as of the fiscal quarter ended was _.__:1.00, calculated as set forth on Schedule 1.

2.

There exists no violation of any covenant or agreement contained in any Loan Document, and no condition or event has occurred which would constitute a Default under the Credit Agreement [, EXCEPT AS FOLLOWS]:

[SPECIFY ALL SUCH VIOLATIONS, CONDITIONS AND EVENTS AND THE NATURE AND STATUS THEREOF].

IN WITNESS WHEREOF, I have executed this Compliance Certificate on this      day of                  , 20   .

1

Schedule 1 to Compliance Certificate

dated _______ __, 20__

CALCULATION OF THE DEBT RATIO

INCLUDED INDEBTEDNESS

A. Consolidated Indebtedness	$_________
B. Permitted exclusions for L/C obligations	$_________
C. Permitted exclusions for unamortized debt discount	$_________
D. Sub-total (A - B - C)	$_________
E. Rent x 8	$_________
F. Included Indebtedness (D + E)	$_________

CONSOLIDATED EBITDAR

G. Net Income	$_________
H. Interest Charges	$_________
I. Income Taxes (foreign and domestic)	$_________
J. Depreciation and Amortization Expense	$_________
K. Capital Losses from the Disposition of Fixed Assets	$_________
L. Other Non-Cash Expenses Reducing Net Income	$_________
M. Sub-total (G + H + I + J + K + L)	$_________
N. Non-Cash Items Increasing Net Income	$_________
O. Capital Gains from the Disposition of Fixed Assets	$_________
P. Sub-total (M - N - O)	$_________
Q. Rent	$_________

R. Consolidated EBITDAR (P + R)	$_________
Debt Ratio as of the Fiscal Quarter End	_.__:1.00
Maximum permitted Debt Ratio pursuant to Section 7.8(a) of the Credit Agreement	3.75:1.00

3

KOHL’S EXHIBIT F

FORM OF REVOLVING CREDIT INCREASE SUPPLEMENT

SUPPLEMENT, dated as of _______ __, 20__ to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1.

The Borrower hereby proposes to increase (the “Increase”) the Aggregate Revolving Credit Commitment Amount from (currency & amount) ____________ to (currency & amount) ____________.

2.

The following undersigned Lender(s) have been invited by the Borrower, and are ready, willing and able, to increase the amount of their respective Revolving Credit Commitment Amounts as follows:

Revolving Credit Commitment Amount (after giving effect to the Increase)	Name of Lender
____________________________	____________________________

3.

The following undersigned Proposed Lender(s) have been invited by the Borrower to, and are ready, willing and able to, become “Lenders” and extend a Revolving Credit Commitment under the Agreement as follows:

Revolving Credit Commitment Amount (after giving effect to the Increase)	Name of Lender
____________________________	____________________________

4.

The proposed effective date for the Increase is _______ __, 20__.

5.

The Borrower hereby represents and warrants to the Administrative Agent, each Issuing Bank, each Swing Line Lender, each Lender and each Proposed Lender as follows:

(a)

immediately before and after giving effect to the Increase no Default or Event of Default shall exist, and

(b)

the sum of the Aggregate Revolving Credit Commitment Amount, immediately after giving effect to the Increase, shall not exceed $1,300,000,000, which includes the Alternative Currency Sublimit (i.e. Alternative Currency Sublimit shall not exceed Alternative Currency equivalent of $250,000,000).

1

6.

Attached hereto is a revised Exhibit A, after giving effect to the Increase, listing each Lender’s Revolving Credit Commitment Amount.

7.

Pursuant to Section 2.7(c) of the Credit Agreement, by execution and delivery of this Supplement, together with the satisfaction of all of the other requirements set forth in Section 2.7(c), each undersigned Lender and Proposed Lender (i) shall have, on and as of the effective date of the Increase, a Revolving Credit Commitment Amount equal to the amount set forth next to its name on the revised Exhibit A attached hereto and (ii) in the event it is a Proposed Lender, shall be, and shall be deemed to be, a “Lender” under, and as such term is defined in, the Agreement and shall have made, and shall be deemed to have made, the representations, warranties and covenants of a Lender contained in the Agreement on and as of the date hereof.

KOHL’S CORPORATION

By:

Name:

Title:

Wells Fargo Bank, National Association,

as Administrative Agent

By:

Name:

Title:

2

[EXISTING LENDER INCREASING ITS
REVOLVING CREDIT COMMITMENT AMOUNT]

By:

Name:

Title:

[PROPOSED LENDER]

By:

Name:

Title:

Applicable Lending Office for ABR Advances	Applicable Lending Office for Eurodollar Advances	Address for Notices
______________________	______________________	______________________
______________________	______________________	______________________
Attention:	Attention:	Attention:
Telephone:	Telephone:	Telephone:
Facsimile:	Facsimile:	Facsimile:

3

KOHL’S EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption  Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit, guarantees, and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption Agreement, without representation or warranty by the Assignor.

1.	Assignor:	________________________________ ________________________________
2.	Assignee:	________________________________ ________________________________
3.	Borrower:	Kohl’s Corporation
4.	Administrative Agent:	Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

The Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent.

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Currency & Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
%
%
%

[7.

Trade Date:

_______ __, 20__]

Effective Date:  _______ __, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

[CONSENTED TO]5

Such consents shall be required to the extent provided in the Credit Agreement.  To the extent the Borrower’s consent is required pursuant to the Credit Agreement, this Assignment and Assumption Agreement shall be attached to a cover memo that states that the Borrower has five (5) Business Days to respond.

2

KOHL’S CORPORATION

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

[NAME OF ISSUING BANK OR
SWING LINE LENDER, AS APPLICABLE]

By:

Name:

Title:

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

1.

Representations and Warranties.

1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.

General Provisions.  This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.  This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by facsimile or electronic (i.e., .pdf) transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement.  This Assignment and Assumption Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

5

KOHL’S EXHIBIT H

FORM OF COMPETITIVE BID REQUEST

[_________ __, 20__]

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1.

Pursuant to Section 2.6 of the Credit Agreement, the Borrower hereby gives notice of the Borrower’s request to borrow Competitive Bid Loans in the aggregate sum of (currency & amount) $_____________ on ______ __, 20__ which borrowing shall consist of the following Competitive Interest Periods and amounts corresponding thereto:

Competitive Interest Period	Currency & Amount
_______ days	____________________
_______ days	____________________
_______ days	____________________

2.

The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Competitive Bid Loans requested hereby (i) there exists and shall exist no Default or Event of Default, and (ii) each of the representations and warranties contained in each Loan Document is and shall be true and correct, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct at such earlier date.

1

IN WITNESS WHEREOF, the Borrower has caused this Competitive Bid Request to be duly executed as of the date and year first written above.

KOHL’S CORPORATION

By:

Name:

Title:

2

KOHL’S EXHIBIT I

FORM OF INVITATION TO BID

[_________ __, 20__]

To the Lenders under the

Credit Agreement referred to below

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

Pursuant to a Competitive Bid Request, dated _____ __, 20__ the Borrower gave notice of its request to borrow Competitive Bid Loans in the aggregate sum of (currency & amount) _____________ on _______ __, 20__ which borrowing would consist of the following:

Competitive Interest Period	Currency & Amount
_______ days	__________________
_______ days	__________________
_______ days	__________________

The Lenders are hereby invited to bid, pursuant to the terms and conditions of the Credit Agreement, on such requested Competitive Bid Loans.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:

Name:

Title:

1

KOHL’S EXHIBIT J

FORM OF COMPETITIVE BID

[_________ __, 20__]

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

In response to the Competitive Bid Request, dated _______ __, 20__ the undersigned Lender hereby offers to make Competitive Bid Loans in the aggregate sum of (currency & amount) ____________ on _______ __, 20__ which borrowing shall consist of the following Competitive Interest Periods and the amounts and Competitive Bid Rates corresponding thereto:

Competitive Interest Period	Currency & Amount	Competitive Bid Rate
_______ days	___________________	__.__%
_______ days	__________________	__.__%
_______ days	___________________	__.__%

Very truly yours,

[LENDER]

By:

Name:

Title:

1

KOHL’S EXHIBIT K

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

[_________ __, 20__]

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

Pursuant to Section 2.6(d) of the Agreement, the Borrower hereby gives notice of its acceptance of the following Competitive Bids and its rejection of all other Competitive Bids, in each case made pursuant to the Competitive Bid Request, dated _______ __, 20__:

Competitive Lender	Currency & amount	Interest Period	Competitive Bid Rate
_______	____________________	__ days	__.__%
_______	____________________	__ days	__.__%
_______	____________________	__ days	__.__%

IN WITNESS WHEREOF, the Borrower hereby has caused this Competitive Bid Accept/Reject Letter to be duly executed as of the date and year first written above.

KOHL’S CORPORATION

By:

Name:

Title:

1

KOHL’S EXHIBIT L

FORM OF LETTERS OF CREDIT REPORTS

[________ __, 20__]

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

Email:  AgencyServices.Requests@wellsfargo.com

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

This report is being delivered pursuant to Section 2.10(k) of the Credit Agreement.  Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[APPLICABLE ISSUING BANK]

By:

Name:

Title:

1

KOHL’S EXHIBIT M-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

1

KOHL’S EXHIBIT M-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

1

KOHL’S EXHIBIT M-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

1

KOHL’S EXHIBIT M-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of November 3, 2017, among Kohl’s Corporation (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

1

SCHEDULE 1.1

Existing Letters of Credit

None.

SCHEDULE 4.4

List of Litigation

None.

SCHEDULE 4.8

List of Existing Pension Plans

None.

SCHEDULE 7.1

Borrower’s website

http://www.kohlscorporation.com/InvestorRelations/sec-filings.htm

SCHEDULE 8.2

List of Liens

None.

SCHEDULE 8.9

List of Existing Restrictions

None.